                               EXHIBIT 2.1









                       AGREEMENT AND PLAN OF MERGER


                                  BETWEEN


                        FIRST EVERGREEN CORPORATION

                                    AND

                      OLD KENT FINANCIAL CORPORATION



                        Dated as of April 21, 1998


























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                             TABLE OF CONTENTS
                                                                       PAGE

Article I - The Transaction. . . . . . . . . . . . . . . . . . . . . . . .1
     1.1  Approval of Plan of Merger . . . . . . . . . . . . . . . . . . .1
     1.2  The Closing. . . . . . . . . . . . . . . . . . . . . . . . . . .2
     1.3  Effective Time of the Merger . . . . . . . . . . . . . . . . . .2
     1.4  Merger of First Evergreen with and into Old Kent . . . . . . . .3
     1.5  Effects of the Merger. . . . . . . . . . . . . . . . . . . . . .3
     1.6  Bank Consolidation . . . . . . . . . . . . . . . . . . . . . . .3
     1.7  Additional Actions . . . . . . . . . . . . . . . . . . . . . . .3
     1.8  Surviving Corporation. . . . . . . . . . . . . . . . . . . . . .3

Article II - Conversion and Exchange of Shares . . . . . . . . . . . . . .4
     2.1  Conversion of Shares . . . . . . . . . . . . . . . . . . . . . .4
     2.2  Upset Provision. . . . . . . . . . . . . . . . . . . . . . . . .5
     2.3  Adjustments. . . . . . . . . . . . . . . . . . . . . . . . . . .5
     2.4  Cessation of Stockholder Status. . . . . . . . . . . . . . . . .7
     2.5  Surrender of Old Certificates and Distribution of
          Old Kent Common Stock. . . . . . . . . . . . . . . . . . . . . .7
     2.6  No Fractional Shares . . . . . . . . . . . . . . . . . . . . . .8

Article III - Old Kent's Representations and Warranties. . . . . . . . . .9
     3.1  Authorization, No Conflicts, Etc.. . . . . . . . . . . . . . . .9
     3.2  Organization and Good Standing . . . . . . . . . . . . . . . . 10
     3.3  Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . 10
     3.4  Old Kent Common Stock. . . . . . . . . . . . . . . . . . . . . 11
     3.5  Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     3.6  Financial Statements . . . . . . . . . . . . . . . . . . . . . 11
     3.7  Call Reports . . . . . . . . . . . . . . . . . . . . . . . . . 12
     3.8  Absence of Undisclosed Liabilities . . . . . . . . . . . . . . 12
     3.9  Absence of Material Adverse Change . . . . . . . . . . . . . . 12
     3.10 Absence of Litigation. . . . . . . . . . . . . . . . . . . . . 12
     3.11 Regulatory Filings . . . . . . . . . . . . . . . . . . . . . . 13
     3.12 Agreements With Bank Regulators. . . . . . . . . . . . . . . . 13
     3.13 Registration Statement, Etc. . . . . . . . . . . . . . . . . . 13
     3.14 Investment Bankers and Brokers . . . . . . . . . . . . . . . . 14
     3.15 Accounting and Tax Treatment . . . . . . . . . . . . . . . . . 14
     3.16 No Known Breach.   . . . . . . . . . . . . . . . . . . . . . . 14
     3.17 True and Complete Information. . . . . . . . . . . . . . . . . 14
     3.18 Representations and Warranties at Closing. . . . . . . . . . . 14

Article IV - First Evergreen's Representations and Warranties. . . . . . 14
     4.1  Authorization, No Conflicts, Etc.. . . . . . . . . . . . . . . 14
     4.2  Organization and Good Standing . . . . . . . . . . . . . . . . 16
     4.3  Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . 16
     4.4  Capital Stock. . . . . . . . . . . . . . . . . . . . . . . . . 17



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     4.5  Financial Statements . . . . . . . . . . . . . . . . . . . . . 17
     4.6  Absence of Undisclosed Liabilities . . . . . . . . . . . . . . 18
     4.7  Absence of Material Adverse Change . . . . . . . . . . . . . . 18
     4.8  Absence of Litigation. . . . . . . . . . . . . . . . . . . . . 18
     4.9  Conduct of Business. . . . . . . . . . . . . . . . . . . . . . 18
     4.10 Absence of Defaults Under Contracts. . . . . . . . . . . . . . 19
     4.11  Regulatory Filings. . . . . . . . . . . . . . . . . . . . . . 19
     4.12 Registration Statement, Etc. . . . . . . . . . . . . . . . . . 19
     4.13 Agreements With Bank Regulators. . . . . . . . . . . . . . . . 19
     4.14 Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . 20
     4.15 Title to Properties. . . . . . . . . . . . . . . . . . . . . . 21
     4.16 Condition of Real Property . . . . . . . . . . . . . . . . . . 21
     4.17 Real and Personal Property Leases. . . . . . . . . . . . . . . 22
     4.18 Required Licenses, Permits, Etc. . . . . . . . . . . . . . . . 22
     4.19 Certain Employment Matters . . . . . . . . . . . . . . . . . . 22
     4.20 Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . 23
     4.21 Environmental Matters. . . . . . . . . . . . . . . . . . . . . 25
     4.22 Duties as Fiduciary. . . . . . . . . . . . . . . . . . . . . . 26
     4.23 Investment Bankers and Brokers . . . . . . . . . . . . . . . . 27
     4.24 First Evergreen-Related Persons. . . . . . . . . . . . . . . . 27
     4.25 Change in Business Relationships . . . . . . . . . . . . . . . 27
     4.26 Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 27
     4.27 Books and Records. . . . . . . . . . . . . . . . . . . . . . . 28
     4.28 Loan Guarantees. . . . . . . . . . . . . . . . . . . . . . . . 28
     4.29 Events Since December 31, 1997 . . . . . . . . . . . . . . . . 28
     4.30 Reserve for Loan Losses. . . . . . . . . . . . . . . . . . . . 29
     4.31 Loan Origination and Servicing . . . . . . . . . . . . . . . . 29
     4.32 Public Communications; Securities Offering . . . . . . . . . . 29
     4.33 No Insider Trading . . . . . . . . . . . . . . . . . . . . . . 29
     4.34 Data Processing Contracts. . . . . . . . . . . . . . . . . . . 29
     4.35 Year 2000 Compliance . . . . . . . . . . . . . . . . . . . . . 29
     4.36 Accounting and Tax Treatment . . . . . . . . . . . . . . . . . 30
     4.37 True and Complete Information. . . . . . . . . . . . . . . . . 30
     4.38 Representations and Warranties at Closing. . . . . . . . . . . 30

Article V - Covenants Pending Closing. . . . . . . . . . . . . . . . . . 30
     5.1  First Evergreen Disclosure Statement . . . . . . . . . . . . . 30
     5.2  Old Kent Disclosure Statement. . . . . . . . . . . . . . . . . 31
     5.3  Breaches of Representations. . . . . . . . . . . . . . . . . . 31
     5.4  Conduct of Business Pending the Effective Time--Old Kent . . . 32
     5.5  Conduct of Business Pending the Effective Time--First
          Evergreen. . . . . . . . . . . . . . . . . . . . . . . . . . . 32
     5.6  Regular Dividends. . . . . . . . . . . . . . . . . . . . . . . 35
     5.7  Data Processing and Related Contracts. . . . . . . . . . . . . 35


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     5.8  Affiliates -- Compliance with Accounting and
          Securities Rules.  . . . . . . . . . . . . . . . . . . . . . . 35
     5.9  Indemnification and Insurance. . . . . . . . . . . . . . . . . 36
     5.10 Exclusive Commitment . . . . . . . . . . . . . . . . . . . . . 36
     5.11 Registration Statement . . . . . . . . . . . . . . . . . . . . 37
     5.12 Other Filings. . . . . . . . . . . . . . . . . . . . . . . . . 38
     5.13 Miscellaneous Agreements and Consents. . . . . . . . . . . . . 38
     5.14 Access and Investigation . . . . . . . . . . . . . . . . . . . 38
     5.15 Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . 38
     5.16 Environmental Investigation. . . . . . . . . . . . . . . . . . 39
     5.17 Dissenting Stockholders' Appraisal Rights. . . . . . . . . . . 40
     5.18 Employment Agreements. . . . . . . . . . . . . . . . . . . . . 40
     5.19 Accounting and Tax Treatment . . . . . . . . . . . . . . . . . 40

Article VI - Conditions Precedent to Old Kent's Obligations. . . . . . . 40
     6.1  Renewal of Representations and Warranties, Etc.. . . . . . . . 41
     6.2  Opinion of Legal Counsel . . . . . . . . . . . . . . . . . . . 41
     6.3  Required Regulatory Approvals. . . . . . . . . . . . . . . . . 41
     6.4  Stockholder Approval . . . . . . . . . . . . . . . . . . . . . 41
     6.5  Order, Decree, Etc.. . . . . . . . . . . . . . . . . . . . . . 41
     6.6  Proceedings. . . . . . . . . . . . . . . . . . . . . . . . . . 41
     6.7  Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . 42
     6.8  Registration Statement . . . . . . . . . . . . . . . . . . . . 42
     6.9  Certificate as to Outstanding Shares . . . . . . . . . . . . . 42
     6.10 Change of Control Waivers. . . . . . . . . . . . . . . . . . . 42
     6.11 Pooling Assurances . . . . . . . . . . . . . . . . . . . . . . 43

Article VII - Conditions Precedent to First Evergreen's Obligations. . . 43
     7.1  Renewal of Representations and Warranties, Etc.. . . . . . . . 43
     7.2  Opinion of Legal Counsel . . . . . . . . . . . . . . . . . . . 43
     7.3  Required Regulatory Approvals. . . . . . . . . . . . . . . . . 44
     7.4  Stockholder Approval . . . . . . . . . . . . . . . . . . . . . 44
     7.5  Order, Decree, Etc.. . . . . . . . . . . . . . . . . . . . . . 44
     7.6  Tax Matters. . . . . . . . . . . . . . . . . . . . . . . . . . 44
     7.7  Registration Statement . . . . . . . . . . . . . . . . . . . . 44
     7.8  Fairness Opinion . . . . . . . . . . . . . . . . . . . . . . . 44
     7.9  Nasdaq Listing . . . . . . . . . . . . . . . . . . . . . . . . 45

Article VIII - Abandonment of Merger . . . . . . . . . . . . . . . . . . 45
     8.1  Mutual Abandonment . . . . . . . . . . . . . . . . . . . . . . 45
     8.2  Upset Date . . . . . . . . . . . . . . . . . . . . . . . . . . 45
     8.3  Old Kent's Rights to Terminate . . . . . . . . . . . . . . . . 45
     8.4  First Evergreen's Rights to Terminate. . . . . . . . . . . . . 46
     8.5  Effect of Termination. . . . . . . . . . . . . . . . . . . . . 46


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Article IX - Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . 46
     9.1  "Material Adverse Effect" Defined. . . . . . . . . . . . . . . 46
     9.2  Nonsurvival of Representations, Warranties, and
          Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     9.3  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     9.4  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     9.5  Specific Enforcement . . . . . . . . . . . . . . . . . . . . . 47
     9.6  Jurisdiction; Venue; Jury. . . . . . . . . . . . . . . . . . . 47
     9.7  Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . 47
     9.8  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 48
     9.9  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 48
     9.10 Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . 48
     9.11 Third Party Beneficiaries. . . . . . . . . . . . . . . . . . . 48
     9.12 Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 49
     9.13 Further Assurances; Privileges . . . . . . . . . . . . . . . . 49
     9.14 Headings, Etc. . . . . . . . . . . . . . . . . . . . . . . . . 49
     9.15 Calculation of Dates and Deadlines.. . . . . . . . . . . . . . 49
     9.16 Severability . . . . . . . . . . . . . . . . . . . . . . . . . 49


DEFINITIONS

Affiliate Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . 36
Bank Consolidation . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Bank Consolidation Agreement . . . . . . . . . . . . . . . . . . . . . . .3
Banking Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Breaching Party. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
Business Combination . . . . . . . . . . . . . . . . . . . . . . . . . . 37
Call Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
CERCLA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Certificates of Merger . . . . . . . . . . . . . . . . . . . . . . . . . .2
Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Constituent Corporation. . . . . . . . . . . . . . . . . . . . . . . . . .3
Control. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Designated Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . 15
DGCL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Employee Benefit Plan. . . . . . . . . . . . . . . . . . . . . . . . . . 23
Employment Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . 40
Employment-Related Payments. . . . . . . . . . . . . . . . . . . . . . . 23
Environmental Risk . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . 25




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                             TABLE OF CONTENTS
                              -- CONTINUED --
                                                                       PAGE

ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 23
Exchange Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Exchange Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
FDIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Federal Bank Holding Company Act . . . . . . . . . . . . . . . . . . . . 10
Federal Reserve Board. . . . . . . . . . . . . . . . . . . . . . . . . . 10
Fiduciary Event. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Final Old Kent Price . . . . . . . . . . . . . . . . . . . . . . . . . . .5
First Evergreen Bank . . . . . . . . . . . . . . . . . . . . . . . . . . .1
First Evergreen Common Stock . . . . . . . . . . . . . . . . . . . . . . .4
First Evergreen. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
First Evergreen-Related Person . . . . . . . . . . . . . . . . . . . . . 27
First Evergreen's Financial Statements . . . . . . . . . . . . . . . . . 17
First Evergreen's Leases . . . . . . . . . . . . . . . . . . . . . . . . 22
First Evergreen's Real Property. . . . . . . . . . . . . . . . . . . . . 21
First Evergreen Disclosure Statement . . . . . . . . . . . . . . . . . . 14
GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Hazardous Substance. . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Hospital Lease . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Insurance Amount . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
Internal Revenue Code. . . . . . . . . . . . . . . . . . . . . . . . . . .1
IRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20
Material Adverse Effect. . . . . . . . . . . . . . . . . . . . . . . . . 46
Merger.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Michigan Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Old Kent Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . .4
Old Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Old Kent Disclosure Statement. . . . . . . . . . . . . . . . . . . . . . .9
Old Kent Rights. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Old Kent Rights Agreement. . . . . . . . . . . . . . . . . . . . . . . . 10
Old Kent's Financial Statements. . . . . . . . . . . . . . . . . . . . . 11
Old Kent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Option Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
PBGC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Phase I. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 39
Plan of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Pricing Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 37
Prospectus and Proxy Statement . . . . . . . . . . . . . . . . . . . . . 13





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                             TABLE OF CONTENTS
                              -- CONTINUED --
                                                                       PAGE

Registration Statement . . . . . . . . . . . . . . . . . . . . . . . . . 13
SEC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Stockholders' Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . .1
Superior Proposal. . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Surviving Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . .3
Technology Products. . . . . . . . . . . . . . . . . . . . . . . . . . . 30
Transaction Documents. . . . . . . . . . . . . . . . . . . . . . . . . . 13
Upset Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5


EXHIBITS

  A -  First Evergreen Option Agreement . . . . . . . . . . . . . . . .A-1
  B -  Form of First Evergreen's Disclosure Statement . . . . . . . . .B-1
  C -  Form of Old Kent's Disclosure Statement. . . . . . . . . . . . .C-1
  D -  Form of Affiliate Agreement. . . . . . . . . . . . . . . . . . .D-1
  E -  Form of First Evergreen's Counsel's Legal Opinion. . . . . . . .E-1
  F -  Form of Old Kent's Counsel's Legal Opinion . . . . . . . . . . .F-1




























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
                       AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (the "PLAN OF MERGER") is made as of April 21, 1998, between First Evergreen Corporation, a Delaware corporation headquartered at 3101 W. 95th Street, Evergreen Park, Illinois 60805 ("FIRST EVERGREEN"), and Old Kent Financial Corporation, a Michigan corporation headquartered at 111 Lyon Street NW, Grand Rapids, Michigan 49503 ("OLD KENT").

     Old Kent and First Evergreen desire that First Evergreen and its subsidiary become affiliated with Old Kent. The affiliation would be effected through the merger of First Evergreen with and into Old Kent in accordance with this Plan of Merger and in accordance with the Business Corporation Act of the State of Michigan, as amended (the "MICHIGAN ACT") and the Delaware General Corporation Law, as amended (the "DGCL"). The transactions contemplated by and described in this Plan of Merger are referred to as the "MERGER." Simultaneously or as soon as reasonably practical following the consummation of the Merger, First Evergreen's wholly owned subsidiary, First National Bank of Evergreen Park ("FIRST EVERGREEN BANK") will be consolidated with and into Old Kent's wholly owned subsidiary, Old Kent Bank.

     It is intended that, for federal tax purposes, the Merger qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "INTERNAL REVENUE CODE"). It is also intended that, for accounting and financial reporting purposes, the Merger shall be accounted for as a pooling-of-interests.

     As a condition to, and concurrently with the execution of, this Plan of Merger, First Evergreen and Old Kent are entering into a stock option agreement attached as EXHIBIT A (the "OPTION AGREEMENT").

     In consideration of the representations, warranties, and covenants contained in this Plan of Merger, the parties agree:


                        ARTICLE I - THE TRANSACTION

     Subject to the terms and conditions of this Plan of Merger, the Merger shall be carried out in the following manner:

     1.1 APPROVAL OF PLAN OF MERGER. As soon as practicable after this Plan of Merger has been executed and delivered and the "Registration Statement" (as defined in Section 3.13 (REGISTRATION STATEMENT, ETC.)) has become effective, First Evergreen shall submit this Plan of Merger to its stockholders for adoption at a meeting properly called, noticed, and held
for that purpose (the "STOCKHOLDERS' MEETING").   No shares of "Old Kent
Common Stock" (as defined below) shall be entitled to vote on approval of this Plan of Merger.

          1.1.1 BOARD RECOMMENDATION. Except in the case of a "Fiduciary Event" (as defined below), at the Stockholders' Meeting and in any proxy materials used in connection with the meeting, the board of directors of First Evergreen shall recommend that its stockholders vote for adoption of this Plan of Merger.

          1.1.2  FIDUCIARY EVENT.   A "FIDUCIARY EVENT" shall have occurred
     when the Board of Directors of First Evergreen has (a) received in writing a "Superior Proposal" (as defined below), which is then pending, (b) received the written advice of independent legal counsel that the failure to so withdraw, modify, or change its recommendation would more likely than not cause the Board of Directors of First Evergreen to breach its fiduciary duties to First Evergreen's stockholders under applicable law, (c) determined in good faith that the failure to so withdraw, modify, or change its recommendation would cause the Board of Directors of First Evergreen to breach its fiduciary duties to First Evergreen's stockholders under applicable law, and (d) determined to accept and recommend the Superior Proposal to the stockholders of First Evergreen.

          1.1.3 SUPERIOR PROPOSAL. A "SUPERIOR PROPOSAL" means any bona fide unsolicited Proposal (as defined in Section 5.10.2 (COMMUNICATION OF OTHER PROPOSALS)) made by a third party on terms that the Board of Directors of First Evergreen determines in its good faith judgment, based upon the written advice of a financial advisor of nationally recognized reputation, to be more financially favorable to First Evergreen's stockholders than the Plan of Merger.

          1.1.4  NOTICE.   First Evergreen agrees that it shall notify Old
     Kent at least 48 hours prior to taking any action with respect to such Superior Proposal or taking any action with respect to the withdrawal, modification, or change of its recommendation to stockholders for adoption of this Plan of Merger. Notwithstanding anything to the contrary contained in this Plan of Merger, any such withdrawal, modification, or change of recommendation in accordance with the provisions of this Section shall not constitute a breach of this Plan of Merger by First Evergreen.

     1.2  THE CLOSING.  The Merger shall be consummated following the
"CLOSING."   The Closing shall be held at such time, date, and location as may be mutually agreed by the parties. In the absence of such agreement, the Closing shall be held at the offices of Warner Norcross & Judd LLP, 900 Old Kent Building, 111 Lyon Street, N.W., Grand Rapids, Michigan, commencing at 11 a.m. on a date specified by either party upon 10 business days' written notice (or at the election of Old Kent on the last business day of the month) after the last to occur of the following events: (a) receipt of all consents and approvals of government regulatory authorities legally required to consummate the Merger and the expiration of all statutory waiting periods; and (b) adoption of this Plan of Merger by First Evergreen's stockholders. Unless otherwise agreed by Old Kent, the Closing shall not occur prior to the last business day of September, 1998. Scheduling or commencing the Closing shall not, however, constitute a waiver of the conditions precedent of either Old Kent or First Evergreen as set forth in Articles VI and VII, respectively. Upon completion of the Closing, First Evergreen and Old Kent shall each execute and file the certificates of merger as required by the Michigan Act and DGCL to effect the Merger (collectively, the "CERTIFICATES OF MERGER").

     1.3 EFFECTIVE TIME OF THE MERGER. The Merger shall be consummated as promptly as possible following the Closing by filing the Certificates of Merger in the manner required by law. The "EFFECTIVE TIME" of the Merger shall be as of the time and date to be specified in the Certificates of Merger, but not later than the first business day of the month next following the month in which the Closing occurs. The parties presently anticipate that the Effective Time will be on October 1, 1998.

     1.4 MERGER OF FIRST EVERGREEN WITH AND INTO OLD KENT. At the Effective Time, First Evergreen shall be merged with and into Old Kent. First Evergreen and Old Kent are each sometimes referred to as a "CONSTITUENT CORPORATION" prior to the Merger. At the Effective Time, the Constituent Corporations shall become a single corporation, which shall be Old Kent (the "SURVIVING CORPORATION").

     1.5 EFFECTS OF THE MERGER. The effect of the Merger upon each of the Constituent Corporations and the Surviving Corporation shall be as provided in Chapter Seven of the Michigan Act and Subchapter IX of the DGCL with respect to the merger of domestic and foreign corporations, where the surviving corporation will be subject to the laws of the State of Michigan.

     1.6 BANK CONSOLIDATION. After the Effective Time, Old Kent intends to consolidate First Evergreen Bank and Old Kent Bank into a single Michigan banking corporation where Old Kent Bank will be the consolidated bank resulting from the transaction (the "BANK CONSOLIDATION"). The Bank Consolidation will be effected pursuant to a consolidation agreement (the "BANK CONSOLIDATION AGREEMENT"), in the form required by the Michigan Banking Code of 1969, as amended (the "BANKING CODE"), and by the Federal Deposit Insurance Act, as amended, containing terms and conditions, not inconsistent with this Agreement, as determined by Old Kent Bank. The Bank Consolidation shall only occur if the Merger is consummated, and it shall become effective immediately after the Effective Time or such later time as may be determined by Old Kent. In order to obtain the necessary regulatory approval for the Bank Consolidation to occur immediately after the Effective Time, Old Kent may request that First Evergreen and First Evergreen Bank each execute and deliver the Bank Consolidation Agreement and take other reasonably required or convenient steps prior to the Effective Time to effect the Bank Consolidation. The effectiveness of the

Bank Consolidation Agreement, regardless of when executed and delivered, shall be subject to Old Kent's action, in its capacity as the sole shareholder of First Evergreen Bank, to approve the Bank Consolidation Agreement immediately after the Effective Time.

     1.7 ADDITIONAL ACTIONS. At any time after the Effective Time, the Surviving Corporation may determine that further assignments or assurances or any other acts are necessary or desirable to vest, perfect, or confirm, of record or otherwise, in the Surviving Corporation its rights, title, or interest in, to, or under any of the rights, properties, or assets of First Evergreen acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or to otherwise carry out the purposes of this Plan of Merger. First Evergreen hereby grants to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments, and assurances and to do all acts necessary, proper, or convenient to accomplish this purpose. This limited power of attorney shall only be operative following the Effective Time.
The proper officers and directors of the Surviving Corporation shall be fully authorized in the name of First Evergreen to take any and all such action contemplated by this Plan of Merger.

     1.8 SURVIVING CORPORATION. Immediately after the Effective Time, the Surviving Corporation shall have the following attributes until they are subsequently changed in the manner provided by law:

          1.8.1 NAME. The name of the Surviving Corporation shall be "Old Kent Financial Corporation."

          1.8.2 ARTICLES OF INCORPORATION. The articles of incorporation of the Surviving Corporation shall be the articles of incorporation of Old Kent as in effect immediately prior to the Effective Time, without change.

          1.8.3 BYLAWS. The bylaws of the Surviving Corporation shall be the bylaws of Old Kent as in effect immediately prior to the Effective Time, without change.

          1.8.4 DIRECTORS. The directors of the Surviving Corporation shall be the same as the directors of Old Kent immediately prior to the Effective Time.

          1.8.5 OFFICERS. The officers of the Surviving Corporation shall be the same as the officers of Old Kent immediately prior to the Effective Time.

              ARTICLE II - CONVERSION AND EXCHANGE OF SHARES

     Subject to the terms and conditions of this Plan of Merger, the exchange of the common stock, $25 par value per share of First Evergreen ("FIRST EVERGREEN COMMON STOCK") for the common stock, $1 par value per share of Old Kent ("OLD KENT COMMON STOCK") shall be effected as follows:

     2.1  CONVERSION OF SHARES.  At the Effective Time:

          2.1.1 CONVERSION OF FIRST EVERGREEN COMMON STOCK. Except as provided below, each share of First Evergreen Common Stock outstanding immediately prior to the Effective Time shall be converted into
     30.5059 (the "EXCHANGE RATIO") of validly issued, fully paid, and nonassessable shares of Old Kent Common Stock.

          2.1.2 OLD KENT RIGHTS. Each share of Old Kent Common Stock to be issued in the Merger will have attached to it the number of "Old Kent Rights" issuable pursuant to the "Old Kent Rights Agreement" (as those terms are defined in Section 3.3.1) then represented by each share of Old Kent Common Stock at the Effective Time, provided that the Old Kent Rights are not then separately transferable.

          2.1.3 CONVERSION OF OLD KENT COMMON STOCK. Each share of Old Kent Common Stock outstanding immediately prior to the Effective Time shall continue to be outstanding without any change. Each shareholder of Old Kent whose shares were outstanding immediately before the Effective Time will hold the same number of shares of the Surviving Corporation, with identical designations, preferences, limitations, and relative rights, immediately after the Effective Time.

          2.1.4 STOCK HELD BY OLD KENT. Each share of First Evergreen Common Stock, if any, held by Old Kent or any of its subsidiaries for its own account, and not in a fiduciary capacity for a person other than Old Kent or any of its subsidiaries or as a result of debts previously contracted, shall be canceled and no consideration shall be issuable or payable with respect to any such share.

          2.1.5 TREASURY SHARES. Each share of First Evergreen Common Stock held by First Evergreen as a treasury share, if any, shall be canceled and no Old Kent Common Stock or other consideration shall be issuable or payable with respect to any such share.

          2.1.6 DISSENTING SHARES. Any shares of First Evergreen Common Stock held by a holder who shall not have voted the shares in favor of the Merger and who shall have complied with the applicable procedures of Section 262 of the DGCL and becomes entitled to obtain payment for the appraised value of the shares pursuant to Section 262 of the DGCL shall be in this Plan of Merger called "DISSENTING SHARES."

     Notwithstanding any other provision of this Plan of Merger, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to the rights as are afforded in respect of Dissenting Shares pursuant to the DGCL. All payments in respect of Dissenting Shares shall be from funds of Old Kent and not from the acquired assets of First Evergreen.

          2.1.7 FIRST EVERGREEN COMMON STOCK NO LONGER OUTSTANDING. Each share of First Evergreen Common Stock outstanding immediately prior to the Effective Time shall be deemed to be no longer outstanding and to represent solely the right to receive shares of Old Kent Common Stock as provided in this Plan of Merger, together with any dividends and other distributions payable as provided in Section 2.5.4 (DIVIDENDS PENDING SURRENDER), but subject to the payment of cash in lieu of fractional shares as provided in Section 2.6 (NO FRACTIONAL SHARES).

     2.2  UPSET PROVISION.  After a Closing is properly called pursuant to
Section 1.2 (THE CLOSING), First Evergreen shall have the right to terminate this Plan of Merger if the Final Old Kent Price is less than $35.00 (the "UPSET PRICE"). The "FINAL OLD KENT PRICE" means the average of the closing prices per share of Old Kent Common Stock reported on The NASDAQ Stock Market during the 10 consecutive trading days ending on the tenth business day prior to the date of the scheduled Closing (the "PRICING PERIOD"), as reported in the DOW JONES NEWS/RETRIEVAL system, or other equally reliable means.

     2.3 ADJUSTMENTS. The Exchange Ratio and Upset Price, and the related computations described in Sections 2.1 (CONVERSION OF SHARES) and 2.2 (UPSET PROVISION) shall be adjusted in the manner provided in this Section upon the occurrence of any of the following events:

          2.3.1 STOCK DIVIDENDS AND DISTRIBUTIONS. If Old Kent declares a stock dividend, stock split, or other general distribution of Old Kent Common Stock to holders of Old Kent Common Stock and the ex-dividend or ex-distribution date for such stock dividend, stock split, or distribution occurs (a) prior to the beginning of the Pricing Period, the Upset Price shall be adjusted by multiplying it by that ratio
     (i) the numerator of which shall be the total number of shares of Old Kent Common Stock outstanding immediately prior to such dividend, split, or distribution; and (ii) the denominator of which shall be the total number of shares of Old Kent Common Stock that are or will be outstanding immediately after such dividend, split, or distribution; and (b) prior to the date of the Effective Time, the Exchange Ratio shall be adjusted by multiplying it by that ratio (i) the numerator of which shall be the total number of shares of Old Kent Common Stock that are or will be outstanding immediately after such dividend, split, or distribution; and (ii) the denominator of which shall be the total number of shares of Old Kent Common Stock outstanding immediately prior to such dividend, split, or distribution.

          2.3.2 OTHER ACTION AFFECTING OLD KENT COMMON STOCK. If there occurs, other than as described in the preceding subsection, any merger, business combination, recapitalization, reclassification, subdivision, or combination that would substantially change the number and value of outstanding shares of Old Kent Common Stock; a distribution of warrants or rights with respect to Old Kent Common Stock; or any other transaction that would have a substantially similar effect; then the nature or amount of the consideration to be received by the stockholders of First Evergreen in exchange for their shares of First Evergreen Common Stock and the Exchange Ratio shall be adjusted in such manner and at such time as shall be equitable under the circumstances. It is intended that in the event of a reclassification of outstanding shares of Old Kent Common Stock or a consolidation or merger of Old Kent with or into another corporation, other than a merger in which Old Kent is the surviving corporation and which merger does not result in any reclassification of Old Kent Common Stock, holders of First Evergreen Common Stock would receive, in lieu of each share of Old Kent Common Stock to be issued in exchange for First Evergreen Common Stock based on the Exchange Ratio, the kind and amount of shares of Old Kent stock, other securities, money, and/or property receivable upon such reclassification, consolidation, or merger by holders of Old Kent Common Stock with respect to each share of Old Kent Common Stock outstanding immediately prior to such reclassification, consolidation, or merger.

          2.3.3 POSTPONEMENT OF CLOSING. Old Kent and First Evergreen agree not to convene the Closing at any time that would result in there being a record date, ex-dividend date, or ex-distribution date for any transaction described in Sections 2.3.1 (STOCK DIVIDENDS AND DISTRIBUTIONS) or 2.3.2 (OTHER ACTION AFFECTING OLD KENT COMMON STOCK) at any time during the Pricing Period.

          2.3.4 EMPLOYEE STOCK OPTIONS, ETC. Notwithstanding any other provisions of this Section, no adjustment shall be made in the event of the issuance of additional shares of Old Kent Common Stock pursuant to Old Kent's Dividend Reinvestment Plan, pursuant to the exercise of stock options under stock option plans of Old Kent, or upon the grant or sale of shares or rights to receive shares to, or for the account of, Old Kent directors or employees pursuant to restricted stock, deferred stock compensation, thrift, employee stock purchase, and other benefit plans of Old Kent.

          2.3.5 AUTHORIZED BUT UNISSUED SHARES. Notwithstanding the other provisions of this Section, no adjustment shall be made in the event of the issuance of additional shares of Old Kent Common Stock or other securities pursuant to a public offering, private placement, or an acquisition of one or more banks, corporations, or business assets for consideration that the board of directors of Old Kent, or a duly authorized committee thereof, determines to be fair and reasonable.

          2.3.6 CHANGES IN CAPITAL. Subject only to making any adjustment to the Exchange Ratio and related computations prescribed by this Section, nothing contained in this Plan of Merger is intended to preclude Old Kent from amending its Restated Articles of Incorporation to change its capital structure or from issuing additional shares of Old Kent Common Stock, preferred stock, shares of other capital stock, or securities that are convertible into shares of capital stock.

          2.3.7 INCREASE IN OUTSTANDING SHARES OF FIRST EVERGREEN COMMON STOCK. In the event that the number of shares of First Evergreen Common Stock outstanding at the Effective Time is greater than 400,261 for any reason whatsoever (whether or not such increase constitutes a breach of this Plan of Merger), then the Exchange Ratio shall be adjusted by (i) the numerator of which shall be 400,261 and (ii) the denominator of which shall be the total number of shares of First Evergreen Common Stock outstanding at the Effective Time.

     2.4 CESSATION OF STOCKHOLDER STATUS. As of the Effective Time, each record holder of shares of First Evergreen Common Stock outstanding immediately prior to the Effective Time shall cease to be a stockholder of First Evergreen and shall have no rights as a First Evergreen stockholder except to the extent provided by the DGCL to Dissenters' Shares. Except with respect to Dissenters' Shares, each stock certificate representing shares of First Evergreen Common Stock ("OLD CERTIFICATES") shall then be deemed to represent only the right to receive shares of Old Kent Common Stock and the right to receive cash in lieu of fractional shares, all as provided in this Plan of Merger.

     2.5 SURRENDER OF OLD CERTIFICATES AND DISTRIBUTION OF OLD KENT COMMON STOCK. After the Effective Time, Old Certificates shall be exchangeable by the holders thereof for new stock certificates representing the number of shares of Old Kent Common Stock to which such holders shall be entitled in the following manner:

          2.5.1 TRANSMITTAL MATERIALS. As soon as practicable after the Effective Time, Old Kent shall send or cause to be sent to each record holder of First Evergreen Common Stock as of the Effective Time transmittal materials for use in exchanging that holder's Old Certificates for Old Kent Common Stock certificates. The transmittal materials will contain instructions with respect to the surrender of Old Certificates.

          2.5.2 EXCHANGE AGENT. As soon as practicable after the Effective Time, Old Kent will deliver to Old Kent Bank, a Michigan banking corporation, or such other bank or trust company as Old Kent may designate (the "EXCHANGE AGENT"), the number of shares of Old Kent Common Stock issuable and the amount of cash payable for fractional shares in the Merger. The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to such shares of Old Kent Common Stock, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares for the account of the persons entitled to such shares.

          2.5.3 DELIVERY OF NEW CERTIFICATES. Old Kent shall cause the Exchange Agent to promptly issue and deliver stock certificates in the names and to the addresses that appear on First Evergreen's stock records as of the Effective Time, or in such other name or to such other address as may be specified by the holder of record in transmittal documents received by the Exchange Agent; provided, that with respect to each First Evergreen stockholder, the Exchange Agent shall have received all of the Old Certificates held by that stockholder, or an affidavit of loss and indemnity bond for such certificate or certificates, together with properly executed transmittal materials; and such certificates, transmittal materials, affidavits, and bonds are in a form and condition reasonably acceptable to Old Kent and the Exchange Agent.

          2.5.4 DIVIDENDS PENDING SURRENDER. Whenever a dividend is declared by Old Kent on Old Kent Common Stock that is payable to shareholders of record of Old Kent as of a record date on or after the date of the Effective Time, the declaration shall include dividends on all shares issuable under this Plan of Merger. No former stockholder of First Evergreen shall be entitled to receive a distribution of any such dividend until the physical exchange of that stockholder's Old Certificates for new Old Kent Common Stock certificates shall have been effected. Upon the physical exchange of that stockholder's Old Certificates, that stockholder shall be entitled to receive from Old Kent an amount equal to all such dividends (without interest thereon and less the amount of taxes, if any, that may have been imposed or paid thereon) declared and paid with respect to the shares of Old Kent Common Stock represented thereby.

          2.5.5 STOCK TRANSFERS. On or after the Effective Time, there shall be no transfers on First Evergreen's stock transfer books of the shares of First Evergreen Common Stock that were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Old Certificates are properly presented for transfer, then they shall be canceled and exchanged for stock certificates representing shares of Old Kent Common Stock as provided in this Plan of Merger. After the Effective Time, ownership of such shares as are represented by any Old Certificates may be transferred only on the stock transfer records of Old Kent.

          2.5.6 EXCHANGE AGENT'S DISCRETION. The Exchange Agent shall have discretion to determine reasonable rules and procedures relating to the exchange (or lack thereof) of Old Certificates and the issuance and delivery of new certificates of Old Kent Common Stock into which shares of First Evergreen Common Stock are converted in the Merger and governing the payment for fractional shares of First Evergreen Common Stock.

     2.6 NO FRACTIONAL SHARES. Notwithstanding any other provision of this Article II, no certificates or scrip representing fractional shares of Old Kent Common Stock shall be issued in the Merger (taking into account all shares held by a particular First Evergreen stockholder) upon the surrender of Old Certificates. No fractional interest in any share of Old Kent Common Stock resulting from the Merger shall be entitled to any part of a dividend, distribution, or stock split with respect to shares of Old Kent Common Stock nor entitle the record holder to vote or exercise any rights of a shareholder with respect to that fractional interest. In lieu of issuing any fractional share, each holder of an Old Certificate who would otherwise have been entitled to a fractional share of Old Kent Common Stock upon surrender of all Old Certificates for exchange shall be paid an amount in cash (without interest) equal to such fraction of a share multiplied by the Final Old Kent Price.


          ARTICLE III - OLD KENT'S REPRESENTATIONS AND WARRANTIES

     Old Kent represents and warrants to First Evergreen that, except as otherwise set forth in a disclosure statement (the "OLD KENT DISCLOSURE STATEMENT") that will be delivered to First Evergreen within 21 days after the date of this Plan of Merger:

     3.1  AUTHORIZATION, NO CONFLICTS, ETC.

          3.1.1  AUTHORIZATION OF AGREEMENT.   Old Kent has the requisite
     corporate power and authority to execute and deliver this Plan of Merger and to consummate the transactions contemplated by this Plan of Merger. This Plan of Merger has been duly adopted and the consummation of the transactions contemplated by this Plan of Merger have been duly authorized by the Board of Directors of Old Kent and no other corporate proceedings on the part of Old Kent are necessary to authorize this Plan of Merger or to consummate the transactions so contemplated. This Plan of Merger has been duly executed and delivered by, and constitutes valid and binding obligations of, Old Kent and is enforceable against Old Kent in accordance with its terms.

          3.1.2 NO CONFLICT, BREACH, VIOLATION, ETC. The execution, delivery, and performance of this Plan of Merger by Old Kent, and the consummation of the Merger, do not and will not violate, conflict with, or result in a breach of: (a) any provision of Old Kent's Restated Articles of Incorporation or Bylaws; or (b) any statute, code, ordinance, rule, regulation, judgment, order, writ, arbitral award, decree, or injunction applicable to Old Kent or its subsidiaries, assuming the timely receipt of each of the approvals referred to in Section 3.1.4 (REQUIRED APPROVALS).

          3.1.3 NO CONTRACTUAL BREACH, DEFAULT, LIABILITY, ETC. The execution, delivery, and performance of this Plan of Merger by Old Kent, and the consummation of the Merger, do not and will not:

               (a) AGREEMENTS, ETC. Violate, conflict with, result in a breach of, constitute a default under, require any consent, approval, waiver, extension, amendment, authorization, notice or filing under, or extinguish any material contract right of Old Kent or any of its subsidiaries under any agreement, mortgage, lease, commitment, indenture, other instrument, or obligation to which Old Kent or any of its subsidiaries is a party or by which they are bound or affected, the result of which would have a "Material Adverse Effect" (as defined in Section 9.1 ("MATERIAL ADVERSE EFFECT" DEFINED)) on Old Kent;

               (b) REGULATORY RESTRICTIONS. Violate, conflict with, result in a breach of, constitute a default under, or require any consent, approval, waiver, extension, amendment, authorization, notice, or filing under, any memorandum of understanding or similar regulatory consent agreement to which Old Kent is a party or subject, or by which it is bound or affected; or

               (c) TORTIOUS INTERFERENCE. Subject First Evergreen to liability for tortious interference with contractual rights.

          3.1.4 REQUIRED APPROVALS. No notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation of the Merger by Old Kent other than in connection or compliance with the provisions of the Michigan Act and DGCL, compliance with federal and state securities laws, bylaws and rules of the National Association of Securities Dealers, Inc. ("NASD"), and the approval required under the Federal Bank Holding Company Act.

     3.2 ORGANIZATION AND GOOD STANDING. Old Kent is a corporation duly organized, validly existing, and in good standing under the laws of the State of Michigan. Old Kent possesses all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as it is now being conducted in all material respects. Old Kent is a bank holding company duly registered as such with the Board of Governors of the Federal Reserve System (the "FEDERAL RESERVE BOARD") under the Bank Holding Company Act of 1956, as amended (the "FEDERAL BANK HOLDING COMPANY ACT"). Old Kent is qualified or admitted to conduct business as a foreign corporation in each state in which the failure to be so qualified or omitted would have a Material Adverse Effect on Old Kent.

     3.3  CAPITAL STOCK.

          3.3.1 CLASSES AND SHARES. The authorized capital stock of Old Kent consists of 175,000,000 shares divided into two classes as follows: (a) except as provided below, 150,000,000 shares of Common Stock, of which, as of February 20, 1998, a total of 91,696,375 shares were validly issued and outstanding; and (b) 25,000,000 shares of preferred stock, without par value, of which 3,000,000 shares are designated Series A Preferred Stock, 300,000 shares are designated Series B Preferred Stock, 1,000,000 shares are designated Series C Preferred Stock, none of which preferred stock were issued and outstanding as of the date of this Plan of Merger. The 1,000,000 shares of Series C Preferred Stock are reserved for issuance pursuant to Series C Preferred Stock Purchase Rights (the "OLD KENT RIGHTS") governed by a Rights Agreement, dated as of January 20, 1997, between Old Kent and Old Kent Bank (the "OLD KENT RIGHTS AGREEMENT"). On April 20, 1998, holders of a majority of Old Kent Common Stock approved an amendment to Old Kent's Restated Articles of Incorporation authorizing Old Kent to increase the number of authorized shares of Old Kent Common Stock to 300,000,000. Upon the proper filing and acceptance of an amendment to Old Kent's Restated Articles of Incorporation under the Michigan Act sometime after the date of this Plan of Merger, the number of authorized shares of Old Kent Common Stock shall equal 300,000,000.

          3.3.2 NO OTHER CAPITAL STOCK. As of the execution of this Plan of Merger: (a) other than Old Kent Common Stock, there is no security or class of securities issued and outstanding that represents or is convertible into capital stock of Old Kent; and (b) there are no outstanding subscriptions, options, warrants, or rights to acquire any capital stock of Old Kent, or agreements to which Old Kent is a party or by which it is bound to issue capital stock, except as set forth in, or as contemplated by, this Plan of Merger, and except (i) the Old Kent Rights (which as of the date of this Plan of Merger are represented by and transferable only with certificates representing shares of Old Kent Common Stock); (ii) stock options awarded pursuant to stock option plans; (iii) provisions for the grant or sale of shares or the right to receive shares to, or for the account of, employees and directors pursuant to restricted stock, deferred stock compensation, and other benefit plans; (iv) shares of Old Kent Common Stock issuable under agreements entered into in connection with acquisitions of direct or indirect subsidiaries or assets of such subsidiaries in transactions approved by the Old Kent board of directors or a committee of such board; and (v) shares of Old Kent Common Stock issuable under Old Kent's dividend reinvestment plan and employee stock purchase plan.

          3.3.3 ISSUANCE OF SHARES. Between February 20, 1998, and the execution of this Plan of Merger, no additional shares of capital stock have been issued by Old Kent, except as described in this Plan of Merger, and except for shares issued or issuable pursuant to (a) the exercise of employee stock options under employee stock option plans; (b) the grant or sale of shares to, or for the account of, employees and directors pursuant to restricted stock, deferred stock compensation, or other benefit plans; (c) the grant or sale of shares of Old Kent Common Stock issuable under agreements entered into in connection with acquisitions of direct or indirect subsidiaries or assets of such subsidiaries in transactions approved by the Old Kent Board of Directors or committee thereof; and (d) Old Kent's dividend reinvestment plan and employee stock purchase plan.

          3.3.4 VOTING RIGHTS. Neither Old Kent nor any of its subsidiaries has outstanding any security or issue of securities the holder or holders of which have the right to vote on the approval of the Merger or this Plan of Merger, or that entitle the holder or holders to consent to, or withhold consent on, the Merger or this Plan of Merger.

     3.4 OLD KENT COMMON STOCK. The shares of Old Kent Common Stock to be issued in the Merger in accordance with this Plan of Merger have been duly authorized and reserved and, when issued as contemplated by this Plan of Merger, will be validly issued, fully paid, and nonassessable shares.

     3.5 SUBSIDIARY. Old Kent owns all of the issued and outstanding shares of capital stock of Old Kent Bank, free and clear of all claims, security interests, pledges, or liens of any kind. Old Kent Bank is duly organized, validly existing, and in good standing as a banking corporation under the laws of the State of Michigan. There are no outstanding subscriptions, options, warrants, rights to acquire, or any other similar agreements pertaining to the capital stock of Old Kent Bank.

     3.6 FINANCIAL STATEMENTS. The consolidated financial statements of Old Kent and its subsidiaries as of and for the each of three years ended December 31, 1995, 1996, and 1997, as reported on by Old Kent's independent accountants, and the unaudited consolidated financial statements of Old Kent and its subsidiaries as of and for the quarter ended March 31, 1998, including all schedules and notes relating to such statements (collectively, "OLD KENT'S FINANCIAL STATEMENTS") fairly present the financial condition and the results of operations, changes in shareholders' equity, and cash flow of Old Kent as of the respective dates of and for the periods referred to in such financial statements, all in accordance with generally accepted United States accounting principles ("GAAP"), subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, have a Material Adverse Effect) and the absence of notes that, if presented, would not differ materially from those included in Old Kent's Financial Statements as of and for the period ended December 31, 1997. The unaudited consolidated financial statements of Old Kent and its subsidiaries as of and for each of the quarters ended March 31, 1998 and thereafter, including all schedules and notes relating to such statements, will be correct and complete in all material respects. Old Kent's Financial Statements reflect the consistent application of GAAP throughout the periods involved, except as disclosed in the notes to such financial statements.

     3.7 CALL REPORTS. The following reports (including all related schedules, notes, and exhibits) were prepared and filed in conformity with applicable regulatory requirements and were correct and complete in all material respects when filed:

          3.7.1 The consolidated reports of condition and income of Old Kent Bank as of and for each of the years ended December 31, 1995, 1996, and 1997, as filed with the FDIC; and

          3.7.2 The FR Y-9 and FR Y-6 for Old Kent and Old Kent Bank as of and for each of the years ended December 31, 1995, 1996, and 1997, as filed with the Federal Reserve Board.

All of such reports required to be filed prior to the Closing by Old Kent and/or Old Kent Bank will be prepared and filed in conformity with applicable regulatory requirements applied consistently throughout their respective periods (except as otherwise noted in such reports) and will be correct and complete in all material respects when filed.

     3.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in Old Kent's Financial Statements as of December 31, 1997, as of such date, neither Old Kent nor any of its subsidiaries had liabilities or obligations, secured or unsecured (whether accrued, absolute, or contingent) as to which there is a reasonable probability that they could have a Material Adverse Effect on Old Kent.

     3.9 ABSENCE OF MATERIAL ADVERSE CHANGE. Since December 31, 1997, there has been no change in the financial condition, income, expenses, or business of Old Kent and its subsidiaries (and not the banking industry as a whole) that had or in the future will have a Material Adverse Effect on Old Kent. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that there will occur a Material Adverse Effect on Old Kent and not applicable to the banking industry as a whole.

     3.10 ABSENCE OF LITIGATION. Except as disclosed in Old Kent's filings with the Securities and Exchange Commission (the "SEC"), there is no action, suit, proceeding, claim, arbitration, or investigation pending or threatened by any person, including without limitation any governmental or regulatory agency, against Old Kent or any of its subsidiaries, or the assets or business of Old Kent or any of its subsidiaries, any of which has had or in the future will have a Material Adverse Effect on Old Kent.
There is no factual basis known to Old Kent that presents a reasonable potential for any such action, suit, proceeding, claim, arbitration, or investigation.

     3.11  REGULATORY FILINGS.  In the last two years:

          3.11.1 SEC FILINGS. Old Kent has filed, and will continue to file, in a timely manner all required filings with the SEC, including without limitation all reports on Form 10-K and Form 10-Q;

          3.11.2 REGULATORY FILINGS. Old Kent has filed in a timely manner all other material filings with other regulatory bodies for which filings are required; and

          3.11.3 COMPLETE AND ACCURATE. All such filings, as of their respective filing dates, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.12 AGREEMENTS WITH BANK REGULATORS. Neither Old Kent nor Old Kent Bank is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental authority that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has Old Kent been advised by any governmental authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Neither Old Kent nor Old Kent Bank is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior or executive officer. As of the date of this Plan of Merger, Old Kent knows of no reason why the regulatory approvals referred to in Sections 3.1.4 and 4.1.4 (REQUIRED APPROVALS) should not be obtained.

     3.13  REGISTRATION STATEMENT, ETC.

          3.13.1 "TRANSACTION DOCUMENTS." The term "TRANSACTION DOCUMENTS" shall collectively mean: (i) the registration statement to be filed by Old Kent with the SEC (the "REGISTRATION STATEMENT") in connection with the Old Kent Common Stock to be issued in the Merger;
     (ii) the prospectus and proxy statement (the "PROSPECTUS AND PROXY STATEMENT") to be mailed to First Evergreen stockholders in connection with the Stockholders' Meeting; and (iii) any other documents to be filed with the SEC, the Federal Reserve Board, the states of Michigan or Delaware, or any other regulatory agency in connection with the transactions contemplated by this Plan of Merger.

          3.13.2 ACCURATE INFORMATION. The information to be supplied by Old Kent for inclusion or incorporation by reference in any Transaction Document will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a) at the respective times such Transaction Documents are filed; (b) with respect to the Registration Statement, when it becomes effective; and
     (c) with respect to the Prospectus and Proxy Statement, when it is mailed and at the time of the Stockholders' Meeting.

          3.13.3 COMPLIANCE OF FILINGS. All documents that Old Kent is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

     3.14 INVESTMENT BANKERS AND BROKERS. Old Kent has not employed any broker, finder, or investment banker in connection with the Merger. Old Kent has no express or implied agreement with any other person or company relative to any commission or finder's fee payable with respect to this Plan of Merger or the transactions contemplated by it.

     3.15  ACCOUNTING AND TAX TREATMENT.   Neither Old Kent nor, to the
best of its knowledge, any of its affiliates, has taken or agreed to take any action or knows of any reason that, with respect to Old Kent and its affiliates, would prevent Old Kent from accounting for the business combination to be effected by the Merger as a pooling-of-interests. Old Kent is aware of no reason why the Merger will fail to qualify as a reorganization under Section 368(a) of the Internal Revenue Code.

     3.16 NO KNOWN BREACH. As of the date of this Plan of Merger, Old Kent has no knowledge of any facts provided by First Evergreen to Old Kent in writing prior to 5 p.m. on April 14, 1998, that Old Kent believes would, in and of themselves, give Old Kent the right to terminate this Plan of Merger in accordance with Section 8.3 (OLD KENT'S RIGHTS TO TERMINATE).

     3.17 TRUE AND COMPLETE INFORMATION. No schedule, statement, list, certificate, or other information furnished or to be furnished by Old Kent in connection with this Plan of Merger, including the Old Kent Disclosure Statement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

     3.18 REPRESENTATIONS AND WARRANTIES AT CLOSING. Old Kent further warrants that its representations and warranties in this Plan of Merger will be true in all material respects at the Closing, except as otherwise expressly contemplated by this Plan of Merger. All of such representations and warranties made with respect to specified dates or events shall still be true at the Closing in all material respects with respect to such dates or events.


       ARTICLE IV - FIRST EVERGREEN'S REPRESENTATIONS AND WARRANTIES

     First Evergreen represents and warrants to Old Kent that, except as otherwise set forth in a disclosure statement (the "FIRST EVERGREEN DISCLOSURE STATEMENT") that will be delivered to Old Kent within 21 days after the execution of this Plan of Merger:

     4.1  AUTHORIZATION, NO CONFLICTS, ETC.

          4.1.1  AUTHORIZATION OF AGREEMENT.   First Evergreen has the
     requisite corporate power and authority to execute and deliver this Plan of Merger and, subject to adoption by First Evergreen's stockholders, to consummate the transactions contemplated by this Plan of Merger. This Plan of Merger has been duly approved and the consummation of the transactions contemplated by this Plan of Merger have been duly authorized by the Board of Directors of First Evergreen and no other corporate proceedings on the part of First Evergreen are necessary to authorize this Plan of Merger or to consummate the transactions so contemplated, subject only to adoption by the stockholders of First Evergreen. This Plan of Merger has been duly executed and delivered by, and constitutes valid and binding obligations of, First Evergreen and is enforceable against First Evergreen in accordance with its terms.

          4.1.2 NO CONFLICT, BREACH, VIOLATION, ETC. The execution, delivery, and performance of this Plan of Merger by First Evergreen, and the consummation of the Merger, do not and will not violate, conflict with, or result in a breach of any provision of: (a) First Evergreen's or First Evergreen Bank's Certificate of Incorporation, Articles of Association, or By-laws; or (b) any statute, code, ordinance, rule, regulation, judgment, order, writ, arbitral award, decree, or injunction applicable to First Evergreen or First Evergreen Bank, assuming the timely receipt of each of the approvals referred to in Section 4.1.4 (REQUIRED APPROVALS).

          4.1.3 NO CONTRACTUAL BREACH, DEFAULT, LIABILITY, ETC. The execution, delivery, and performance of this Plan of Merger by First Evergreen, and the consummation of the Merger, do not and will not:

               (a) AGREEMENTS, ETC. Violate, conflict with, result in a breach of, constitute a default under, require any consent, approval, waiver, extension, amendment, authorization, notice or filing under, or extinguish any material contract right of First Evergreen or First Evergreen Bank under any agreement, mortgage, lease, commitment, indenture, other instrument, or obligation to which First Evergreen or First Evergreen Bank is a party or by which they are bound or affected, the result of which would have a Material Adverse Effect on First Evergreen, other than First Evergreen's or First Evergreen Bank's lease agreement with respect to its property located at 4400 West 95th Street, Oak Lawn, Illinois (the "HOSPITAL LEASE"); the Autopay Agreement, dated October 8, 1987, as amended, between First Evergreen Bank and SunGard Trust Systems Inc.; the Custodian Agreement, dated November 7, 1995, as amended, between Bank of New York, First Evergreen Bank, and SunGard Trust Services Inc.; and the Data Processing Services Agreement, dated December 29, 1995, as amended, between M&I Data Services and First Evergreen (collectively, the "DESIGNATED CONTRACTS");

               (b) REGULATORY RESTRICTIONS. Violate, conflict with, result in a breach of, constitute a default under, or require any consent, approval, waiver, extension, amendment, authorization, notice, or filing under, any memorandum of understanding or similar regulatory consent agreement to which First Evergreen or First Evergreen Bank is a party or subject, or by which it is bound or affected; or

               (c) TORTIOUS INTERFERENCE. Subject Old Kent or its subsidiaries to liability for tortious interference with contractual rights.

          4.1.4 REQUIRED APPROVALS. No notice to, filing with, authorization of, exemption by, or consent or approval of, any public body or authority is necessary for the consummation of the Merger by First Evergreen other than in connection or compliance with the provisions of the Michigan Act and DGCL, compliance with federal and state securities laws, and the consents, authorizations, approvals, or exemptions required under the Federal Bank Holding Company Act.

     4.2 ORGANIZATION AND GOOD STANDING. First Evergreen is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. First Evergreen possesses all requisite corporate power and authority to own, operate, and lease its properties and to carry on its business as it is now being conducted in all material respects. First Evergreen is a bank holding company duly registered as such with the Federal Reserve Board under the Federal Bank Holding Company Act. First Evergreen is duly qualified and admitted to do business as a foreign corporation in the state of Illinois and is not, and is not required to be, qualified or admitted to conduct business as a foreign corporation in any other state, except where such failure would have a Material Adverse Effect on First Evergreen.

     4.3  SUBSIDIARY.

          4.3.1 OWNERSHIP OF FIRST EVERGREEN BANK. First Evergreen owns all of the issued and outstanding shares of capital stock of First Evergreen Bank, free and clear of all claims, security interests, pledges, or liens of any kind. First Evergreen Bank is duly organized, validly existing, and in good standing as a national bank under the laws of the United States. First Evergreen does not have "CONTROL" (as defined in Section 2(a)(2) of the Federal Bank Holding Company Act, using 5 percent rather than 25 percent), either directly or indirectly, of any corporation engaged in an active trade or business or that holds any significant assets other than as stated in this Section.

          4.3.2 RIGHTS TO CAPITAL STOCK. There are no outstanding subscriptions, options, warrants, rights to acquire, or any other similar agreements pertaining to the capital stock of First Evergreen Bank.

          4.3.3 QUALIFICATION AND POWER. Other than with respect to the state of Illinois, First Evergreen Bank is qualified or admitted to conduct business in each state where such qualification or admission is required except that state or those states where the failure to be so qualified or admitted would not have a Material Adverse Effect on First Evergreen. First Evergreen Bank has full corporate power and authority to carry on its business as and where now being conducted.

          4.3.4 DEPOSIT INSURANCE; OTHER ASSESSMENTS. First Evergreen Bank maintains in full force and effect deposit insurance through the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC"). First Evergreen Bank has fully paid to the FDIC as and when due all assessments with respect to its deposits as are required to maintain such deposit insurance in full force and effect. First Evergreen Bank has paid as and when due all material fees, charges, assessments, and the like to each and every governmental or regulatory agency having jurisdiction as required by law, regulation, or rule.

     4.4  CAPITAL STOCK.

          4.4.1 CLASSES AND SHARES. The authorized capital stock of First Evergreen consists of 2,000,000 shares of common stock, $25.00 par value per share, of which 400,261 shares are issued and outstanding.

          4.4.2 NO OTHER CAPITAL STOCK. Except for the Option Agreement, there is no security or class of securities authorized or issued that represents or is convertible into capital stock of First Evergreen and there are no outstanding subscriptions, options, warrants, or rights to acquire any capital stock of First Evergreen, or agreements to which First Evergreen is a party or by which it is bound to issue capital stock.

          4.4.3 ISSUANCE OF SHARES. After the execution of this Plan of Merger, the number of issued and outstanding shares of First Evergreen Common Stock is not subject to change before the Effective Time.

          4.4.4 VOTING RIGHTS. Other than the shares of First Evergreen Common Stock described in this Section, neither First Evergreen nor First Evergreen Bank has outstanding any security or issue of securities the holder or holders of which have the right to vote on the approval of the Merger or this Plan of Merger or that entitle the holder or holders to consent to, or withhold consent on, the Merger or this Plan of Merger.

     4.5  FINANCIAL STATEMENTS.

          4.5.1 FINANCIAL STATEMENTS. The consolidated financial statements of First Evergreen and First Evergreen Bank as of and for the each of three years ended December 31, 1995, 1996, and 1997, as reported on by First Evergreen's independent accountants, and the unaudited consolidated financial statements of First Evergreen and First Evergreen Bank as of and for the quarter ended March 31, 1998, including all schedules and notes relating to such statements, as previously delivered to Old Kent (collectively, "FIRST EVERGREEN'S FINANCIAL STATEMENTS") fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of First Evergreen as of the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, have a Material Adverse Effect) and the absence of notes that, if presented, would not differ materially from those included in First Evergreen's Financial Statements as of and for the period ended December 31, 1997. First Evergreen's Financial Statements reflect the consistent application of GAAP throughout the periods involved, except as disclosed in the notes to such financial statements. When prepared and delivered to Old Kent, the unaudited consolidated financial statements of First Evergreen and First Evergreen Bank as of and for each of the quarters ended March 31, 1998 and thereafter, including all schedules and notes (if any) relating to such statements, will be correct and complete in all material respects. No financial statements of any entity other than First Evergreen Bank is required by GAAP to be included in the consolidated financial statements of First Evergreen.

          4.5.2 CALL REPORTS. The following reports (including all related schedules, notes, and exhibits) were prepared and filed in conformity with applicable regulatory requirements and were correct and complete in all material respects when filed:

               (a) The consolidated reports of condition and income of First Evergreen Bank as of and for each of the years ended December 31, 1995, 1996, and 1997, as filed with the FDIC; and

               (b) The FR Y-9 and FR Y-6 for First Evergreen and First Evergreen Bank as of and for each of the years ended December 31, 1995, 1996, and 1997, as filed with the Federal Reserve Board.

     All of such reports required to be filed prior to the Closing by First Evergreen and/or First Evergreen Bank will be prepared and filed in conformity with applicable regulatory requirements applied consistently throughout their respective periods (except as otherwise noted in such reports) and will be correct and complete in all material respects when filed. All of the reports identified in this Section are collectively referred to as the "CALL REPORTS."

     4.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as and to the extent reflected or reserved against in First Evergreen's Financial Statements as of December 31, 1997, neither First Evergreen nor First Evergreen Bank had, as of such date, liabilities or obligations, secured or unsecured (whether accrued, absolute, or contingent) as to which there is a reasonable probability that they could have a Material Adverse Effect on First Evergreen.

     4.7 ABSENCE OF MATERIAL ADVERSE CHANGE. Except for transactions contemplated by this Plan of Merger and their related fees and expenses, since December 31, 1997, there has been no change in the financial condition, income, expenses, or business of First Evergreen and First Evergreen Bank (and not the banking industry as a whole) that had or in the future will have a Material Adverse Effect. No facts or circumstances have been discovered from which it reasonably appears that there is a significant risk and reasonable probability that there will occur a change that would have a Material Adverse Effect on First Evergreen and not applicable to the banking industry as a whole.

     4.8 ABSENCE OF LITIGATION. There is no action, suit, proceeding, claim, arbitration, or investigation pending or, to the knowledge of First Evergreen, threatened by any person, including without limitation any governmental or regulatory agency, against First Evergreen or First Evergreen Bank, or the assets or business of First Evergreen or First Evergreen Bank, any of which has had or may have a Material Adverse Effect on First Evergreen. To the knowledge of First Evergreen, there is no factual basis that presents a reasonable potential for any such action, suit, proceeding, claim, arbitration, or investigation.

     4.9 CONDUCT OF BUSINESS. First Evergreen and First Evergreen Bank have conducted their respective businesses and used their respective properties substantially in compliance with all federal, state, and local laws, civil or common, ordinances and regulations, including without limitation applicable federal and state laws and regulations concerning banking, securities, truth-in-lending, truth-in-savings, mortgage origination and servicing, usury, fair credit reporting, consumer protection, occupational safety, civil rights, employee protection, fair employment practices, fair labor standards, and insurance; and Environmental Laws (as defined in Section 4.21.2 (ENVIRONMENTAL LAWS)); except for violations (individually or in the aggregate) that would not have a Material Adverse Effect on First Evergreen.

     4.10 ABSENCE OF DEFAULTS UNDER CONTRACTS. There is no existing default by First Evergreen or First Evergreen Bank, or any other party, under any contract or agreement to which First Evergreen or First Evergreen Bank is a party, or by which they are bound, the result of which would have a Material Adverse Effect on First Evergreen. Excepting any ordinary and customary banking relationships, there are no material agreements, contracts, mortgages, deeds of trust, leases, commitments, indentures, notes, or other instruments under which another party is in material default under its obligations to First Evergreen or First Evergreen Bank.

     4.11   REGULATORY FILINGS.  In the last five years:

          4.11.1 SEC FILINGS. First Evergreen has filed, and will continue to file, in a timely manner all required filings with the SEC, including without limitation all reports on Form 10-K and Form 10-Q;

          4.11.2 REGULATORY FILINGS. First Evergreen has filed in a timely manner all other filings with other regulatory bodies for which filings are required; and

           4.11.3 COMPLETE AND ACCURATE. All such filings, as of their respective filing dates, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All such filings complied in all material respects with all regulations, forms, and guidelines applicable to such filings.

     4.12  REGISTRATION STATEMENT, ETC.

          4.12.1 ACCURATE INFORMATION. The information to be supplied by First Evergreen for inclusion or incorporation by reference in any Transaction Document will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (a) at the respective times such Transaction Documents are filed; (b) with respect to the Registration Statement, when it becomes effective; and
     (c) with respect to the Prospectus and Proxy Statement, when it is mailed and at the time of the Stockholders' Meeting.

          4.12.2 COMPLIANCE OF FILINGS. All documents that First Evergreen is responsible for filing with the SEC or any regulatory agency in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

     4.13 AGREEMENTS WITH BANK REGULATORS. Neither First Evergreen nor First Evergreen Bank is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter, board resolution or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, any governmental authority that restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies or its management, nor has First Evergreen been advised by any governmental authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission. Neither First Evergreen nor First Evergreen Bank is required by Section 32 of the Federal Deposit Insurance Act to give prior notice to a Federal banking agency of the proposed addition of an individual to its board of directors or the employment of an individual as a senior or executive officer. As of the date of this Plan of Merger, First Evergreen knows of no reason why the regulatory approvals referred to in Sections 3.1.4 and 4.1.4 (REQUIRED APPROVALS) should not be obtained.

     4.14  TAX MATTERS.

          4.14.1 TAX RETURNS. First Evergreen and First Evergreen Bank have duly and timely filed all material tax returns that they have by law been required to file, including without limitation those with respect to income, withholding, social security, unemployment, franchise, real property, personal property, sales, use, and intangibles taxes. Each such tax return, report, and statement, as amended, is correct and complies in all material respects with all applicable laws and regulations.

          4.14.2 TAX ASSESSMENTS AND PAYMENTS. All taxes and assessments, including any penalties, interest, and deficiencies relating to those taxes and assessments, due and payable by First Evergreen and First Evergreen's Bank have been paid in full as and when due, including applicable extension periods. The provisions made for taxes on First Evergreen's Financial Statement as of December 31, 1997, are sufficient for the payment of all federal, state, county, and local taxes of First Evergreen and First Evergreen Bank accrued but unpaid as of the date indicated, whether or not disputed, with respect to all periods through December 31, 1997.

          4.14.3 TAX AUDITS. None of the federal consolidated income tax returns of First Evergreen and First Evergreen Bank filed for any tax year after 1990 have been audited by the Internal Revenue Service (the "IRS"). There is no tax audit or legal or administrative proceeding for assessment or collection of taxes pending or, to First Evergreen's knowledge, threatened with respect to First Evergreen or First Evergreen Bank. No claim for assessment or collection of taxes has been asserted with respect to First Evergreen or First Evergreen Bank. No waiver of any limitations statute or extension of any assessment or collection period has been executed by or on behalf of First Evergreen or First Evergreen Bank.

          4.14.4 ILLINOIS NET OPERATING LOSS AMOUNTS. The First Evergreen Disclosure Schedule accurately sets forth in all material respects the amount of, tax year, and legal entity governing Illinois net operating losses existing through December 31, 1997. First Evergreen has validly succeeded to the Illinois net operating losses of any previously acquired bank or bank holding company, the losses of which are accurately set forth in all material respects in the First Evergreen Disclosure Schedule.

     4.15 TITLE TO PROPERTIES. First Evergreen and First Evergreen Bank have good, sufficient, and marketable title to all of their properties and assets, whether real, personal, or a combination thereof, reflected in their books and records as being owned (including those reflected in First Evergreen's Financial Statements as of December 31, 1997, except as since disposed of in the ordinary course of business), free and clear of all liens and encumbrances, except:

          4.15.1 REFLECTED ON BALANCE SHEET. As reflected on First Evergreen's Financial Statements as of December 31, 1997 or March 31, 1998;

          4.15.2 NORMAL TO BUSINESS. Liens for current taxes not yet delinquent, and liens or encumbrances that are normal to the business of First Evergreen and First Evergreen Bank and that would not have a Material Adverse Effect on First Evergreen; and

          4.15.3 IMMATERIAL IMPERFECTIONS. Such imperfections of title, easements, restrictions, and encumbrances, if any, as are not material in character, amount, or extent, and do not materially detract from the value, or materially interfere with the present use, of the properties subject thereto or affected thereby.

     4.16 CONDITION OF REAL PROPERTY. With respect to each parcel of real property owned, legally and beneficially, by First Evergreen or First Evergreen's Bank, ("FIRST EVERGREEN'S REAL PROPERTY"), to the best knowledge of First Evergreen:

          4.16.1 NO ENCROACHMENTS. No building or improvement to First Evergreen's Real Property encroaches on any easement or property owned by another person. No building or property owned by another person encroaches on First Evergreen's Real Property or on any easement benefiting First Evergreen's Real Property. None of the boundaries of First Evergreen's Real Property deviates substantially from those shown on the survey of such property, if any, included with the First Evergreen Disclosure Statement or from what the boundaries appear to be through visual inspection. No claim of encroachment has been asserted by any person with respect to First Evergreen's Real Property.

          4.16.2 ZONING. Neither First Evergreen, First Evergreen Bank, nor First Evergreen's Real Property is in material violation of any zoning regulation, building restriction, restrictive covenant, ordinance, or other law, order, regulation, or requirement relating to First Evergreen's Real Property.

          4.16.3 BUILDINGS. All buildings and improvements to First Evergreen's Real Property are in good condition (normal wear and tear excepted), are structurally sound and are not in need of material repairs, are fit for their intended purposes, and are adequately serviced by all utilities necessary for the effective operation of business as presently conducted at that location.

          4.16.4 NO CONDEMNATION. None of First Evergreen's Real Property is the subject of any condemnation action. There is no proposal under active consideration by any public or governmental authority or entity to acquire First Evergreen's Real Property for any governmental purpose.

     4.17 REAL AND PERSONAL PROPERTY LEASES. With respect to each lease and license pursuant to which First Evergreen or First Evergreen Bank, as

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
lessee or licensee, has possession of real or personal property, excluding any personal property lease with payments of less than $25,000 per year ("FIRST EVERGREEN'S LEASES"):

          4.17.1 VALID. Each of First Evergreen's Leases is valid, effective, and enforceable against the lessor or licensor in accordance with its terms.

          4.17.2 NO DEFAULT. There is no existing default under any of First Evergreen's Leases or any event that with notice or lapse of time, or both, would constitute a default with respect to First Evergreen, First Evergreen Bank, or any other party to the contract, the result of such default would have a Material Adverse Effect on First Evergreen.

          4.17.3 ASSIGNMENT. None of First Evergreen's Leases, except the lease of its Christ Hospital Facility, contain a prohibition against assignment by First Evergreen or First Evergreen Bank, by operation of law or otherwise, or any provision that would materially interfere with the possession or use of the property by Old Kent or its subsidiaries for the same purposes and upon the same rental and other terms following consummation of the Merger as are applicable to First Evergreen or First Evergreen Bank.

     4.18  REQUIRED LICENSES, PERMITS, ETC.

          4.18.1 LICENSES, PERMITS, ETC. First Evergreen and First Evergreen Bank each hold all licenses, certificates, permits, franchises, and rights from all appropriate federal, state, and other public authorities necessary for its conduct of business as presently conducted, the lack of which would not have a Material Adverse Effect on First Evergreen.

          4.18.2 REGULATORY ACTION. Neither First Evergreen nor First Evergreen Bank has within the last five years been charged by a regulatory authority with, or to the best of First Evergreen's knowledge, is under governmental investigation with respect to, any actual or alleged violation of any statute, ordinance, rule, regulation, guideline, or standard, except as set forth on the most recent examination report on First Evergreen Bank by its primary bank regulatory. Neither First Evergreen nor First Evergreen Bank is the subject of any pending or, to First Evergreen's knowledge, threatened proceeding by any regulatory authority having jurisdiction over its business, properties, or operations.

     4.19  CERTAIN EMPLOYMENT MATTERS.

          4.19.1 EMPLOYMENT POLICIES, PROGRAMS, AND PROCEDURES. The policies, programs and practices of First Evergreen and First

     Evergreen Bank relating to equal opportunity and affirmative action, wages, hours of work, employee disabilities, and other terms and conditions of employment are in compliance in all material respects with applicable federal, state, and local laws, orders, regulations, and ordinances governing or relating to employment and employer facilities.

          4.19.2 RECORD OF PAYMENTS. There are no existing or outstanding obligations of First Evergreen or First Evergreen Bank, whether arising by operation of law, civil or common, by contract, or by past custom, for Employment-Related Payments (as defined in Section 4.19.3 (EMPLOYMENT-RELATED PAYMENTS)) to any trust, fund, company, governmental agency, or any person that have not been duly recorded on the books and records of First Evergreen or First Evergreen Bank and paid when due or duly accrued in the ordinary course of business in accordance with GAAP.

          4.19.3 EMPLOYMENT-RELATED PAYMENTS. For purposes of this Plan of Merger, "EMPLOYMENT-RELATED PAYMENTS" include any payment to be made with respect to any contract for employment; unemployment compensation benefits; profit sharing, pension or retirement benefits; social security benefits; fringe benefits, including vacation or holiday pay, bonuses and other forms of compensation; or for medical insurance or medical expenses; any of which are payable with respect to any present or former director, officer, employee, or agent, or his or her survivors, heirs, legatees, or legal representatives.

          4.19.4 EMPLOYMENT CLAIMS. There are no disputes, claims, or charges, pending or, to the best of First Evergreen's knowledge, threatened, alleging breach of any express or implied employment contract or commitment, or breach of any applicable law, order, regulation, public policy or ordinance relating to employment or terms and conditions of employment. To the best knowledge of First Evergreen, there is no factual basis for any valid claim or charge with regard to such employment-related matters.

          4.19.5 DISCLOSURE OF MATERIAL AGREEMENTS. There is no written or oral, express or implied:

               (a) Employment contract or agreement, or guarantee of job security, made with or to any past or present employee of First Evergreen or First Evergreen Bank that is not terminable by First Evergreen or First Evergreen Bank upon 60 days' or less notice without penalty or obligation;

               (b) Plan, contract, arrangement, understanding, or practice providing for bonuses, pensions, options, stock purchases, deferred compensation, retirement payments, retirement benefits of the type described in Statement of Financial Accounting Standard No. 106, or profit sharing; or

               (c) Plan, agreement, arrangement, or understanding with respect to payment of medical expenses, insurance (except insurance continuation limited to that required under provisions of the Consolidated Omnibus Budget Reconciliation Act), or other benefits for any former employee or any spouse, child, member of the same household, estate, or survivor of any employee.

     4.20  EMPLOYEE BENEFIT PLANS.   With respect to any "employee welfare
benefit plan," any "employee pension benefit plan," or any "employee benefit plan" within the respective meanings of Sections 3(1), 3(2), and 3(3) of the Employee Retirement Income Security Act of 1974, as amended "ERISA") (each referred to as an "EMPLOYEE BENEFIT PLAN"), maintained by or for the benefit of First Evergreen or First Evergreen Bank or to which First Evergreen or First Evergreen Bank have made payments or contributions on behalf of its employees:

          4.20.1 ERISA COMPLIANCE. First Evergreen and First Evergreen Bank, each Employee Benefit Plan, and all trusts created thereunder are in substantial compliance with ERISA, and all other applicable laws and regulations insofar as such laws and regulations apply to such plans and trusts.

          4.20.2 INTERNAL REVENUE CODE COMPLIANCE. First Evergreen and First Evergreen Bank, each Employee Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code, and all trusts created thereunder are in substantial compliance with the applicable provisions of the Internal Revenue Code.

          4.20.3 PROHIBITED TRANSACTIONS. No Employee Benefit Plan and no trust created thereunder has been involved, subsequent to June 30, 1974, in any nonexempt "prohibited transaction" as defined in Section 4975 of the Internal Revenue Code and in Sections 406, 407, and 408 of ERISA.

          4.20.4 PLAN TERMINATION. No Employee Benefit Plan that is a qualified plan under Section 401(a) of the Internal Revenue Code and no trust created thereunder has been terminated, partially terminated, curtailed, discontinued, or merged into another plan or trust after January 1, 1985, except in compliance with notice and disclosure to the Internal Revenue Service and the Pension Benefit Guaranty Corporation (the "PBGC"), where applicable, as required by the Internal Revenue Code and ERISA. With respect to each such termination, all termination procedures have been completed and there are no pending or potential liabilities to the PBGC, to the plans, or to participants under such terminated plans. Each such termination, partial termination, curtailment, discontinuance, or consolidation has been accompanied by the issuance of a current favorable determination letter by the IRS and, where applicable, has been accompanied by plan termination proceedings with and through the PBGC.

          4.20.5 MULTIEMPLOYER PLAN. No Employee Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37)(A) of ERISA.

          4.20.6 DEFINED BENEFIT PLAN. No Employee Benefit Plan in effect as of December 31, 1997, is a "defined benefit plan" within the meaning of Section 3(35) of ERISA.

          4.20.7 PAYMENT OF CONTRIBUTIONS. First Evergreen and First Evergreen Bank has made when due all contributions required under each Employee Benefit Plan and under applicable laws and regulations.

          4.20.8 PAYMENT OF BENEFITS. There are no payments that have become due from any Employee Benefit Plan, the trusts created thereunder, or from First Evergreen or First Evergreen Bank that have not been paid through normal administrative procedures to the plan participants or beneficiaries entitled thereto, except for claims for benefits for which administrative claims procedures under such plan have not been exhausted.

          4.20.9 ACCUMULATED FUNDING DEFICIENCY. No Employee Benefit Plan that is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code and no trust created thereunder has incurred, subsequent to June 30, 1974, an "accumulated funding deficiency" as defined in Section 412(a) of the Internal Revenue Code and Section 302 of ERISA (whether or not waived).

          4.20.10 FILING OF REPORTS. First Evergreen has filed or caused to be filed, and will continue to file or cause to be filed, in a timely manner all filings pertaining to each Employee Benefit Plan with the IRS, the United States Department of Labor, and the PBGC as prescribed by the Internal Revenue Code or ERISA, or regulations issued thereunder. All such filings, as amended, were complete and accurate in all material respects as of the dates of such filings, and there were no material misstatements or omissions in any such filing.

     4.21  ENVIRONMENTAL MATTERS.

          4.21.1 HAZARDOUS SUBSTANCES. For purposes of this Plan of Merger, "HAZARDOUS SUBSTANCE" has the meaning set forth in Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C.A. <Section> 9601 et seq. ("CERCLA"), and also includes any substance now or in the future regulated by or subject to any Environmental Law (as defined below) and any other pollutant, contaminant, or waste, including, without limitation, petroleum, asbestos, radon, and polychlorinated biphenyls.

          4.21.2 ENVIRONMENTAL LAWS. For purposes of this Plan of Merger, "ENVIRONMENTAL LAWS" means all laws (civil or common), ordinances, rules, regulations, guidelines, and orders that: (a) regulate air, water, soil, or solid waste management, including the generation, release, containment, storage, handling, transportation, disposal, or management of Hazardous Substances; (b) regulate or prescribe requirements for air, water, or soil quality; (c) are intended to protect public health or the environment; or (d) establish liability for the investigation, removal, or cleanup of, or damage caused by, any Hazardous Substance.

          4.21.3 OWNED OR OPERATED PROPERTY. Other than the Hospital Lease, with respect to: (i) the real estate owned or leased by First Evergreen or First Evergreen Bank or used in the conduct of their businesses; (ii) other real estate owned by First Evergreen Bank;
     (iii) real estate held and administered in trust by First Evergreen Bank, other than real estate held by First Evergreen Bank as trustee of an Illinois land trust created in the ordinary course of business; and (iv) to First Evergreen's knowledge, any real estate formerly owned or leased by First Evergreen or First Evergreen Bank (for purposes of this Section, properties described in any of (i) through
     (iv) are collectively referred to as "PREMISES"):

               (a) CONSTRUCTION AND CONTENT. To the best knowledge of First Evergreen, none of the Premises is constructed of, or contains as a component part, any material that (either in its present form or as it may reasonably be expected to change through aging or normal use) releases or may release any Hazardous Substance in violation of any applicable Environmental Law.

               (b) USES OF PREMISES. To the best knowledge of First Evergreen, no part of the Premises has been used for the generation, manufacture, handling, storage, disposal, or management of Hazardous Substances.

               (c) UNDERGROUND STORAGE TANKS. To the best knowledge of First Evergreen, the Premises do not contain, and have never contained, any underground storage tanks. With respect to any underground storage tank that is listed in the First Evergreen Disclosure Statement as an exception to the foregoing, each such underground storage tank presently or previously located on Premises is or has been maintained or removed, as applicable, in compliance with all applicable Environmental Laws, and has not been the source of any release of a Hazardous Substance to the environment that has not been remediated.

               (d) ABSENCE OF CONTAMINATION. To the best knowledge of First Evergreen, the Premises do not contain and are not contaminated by any reportable quantity, or any quantity in excess of applicable cleanup standards, of a Hazardous Substance from any source.

               (e) ENVIRONMENTAL SUITS AND PROCEEDINGS. To the best knowledge of First Evergreen, there is no action, suit, investigation, liability, inquiry, or other proceeding, ruling, order, notice of potential liability, or citation involving First Evergreen or First Evergreen Bank pending, threatened, or previously asserted under, or as a result of any actual or alleged failure to comply with any requirement of, any Environmental Law. Without limiting the generality of this Section, to the best knowledge of First Evergreen, there is no basis for any claim against or involving First Evergreen, First Evergreen Bank, or any of their respective properties or assets under Section 107 of CERCLA or any similar provision of any other Environmental Law.

          4.21.4 LOAN PORTFOLIO. With respect to any commercial or multi-family real estate securing any outstanding loan or related security interest and any owned real estate acquired in full or partial satisfaction of a debt previously contracted, First Evergreen and First Evergreen Bank have complied in all material respects with their policies (as such policies may have been in effect from time to time and as disclosed in the First Evergreen Disclosure Statement), and all applicable laws and regulations, concerning the investigation of each such property to determine whether or not there exists or is reasonably likely to exist any Hazardous Substance on, in, or under such property and whether or not a release of a Hazardous Substance has occurred at or from such property. To First Evergreen's knowledge, no such property contains or is contaminated by any quantity of any Hazardous Substance from any source.

     4.22 DUTIES AS FIDUCIARY. First Evergreen Bank has performed all of its duties in any capacity as trustee, executor, administrator, registrar, guardian, custodian, escrow agent, receiver, or other fiduciary in a fashion that complies in all material respects with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards. First Evergreen Bank has not received notice of any claim, allegation, or complaint from any person that First Evergreen Bank failed to perform these fiduciary duties in the required manner.

     4.23 INVESTMENT BANKERS AND BROKERS. First Evergreen has employed the investment banking firm of Hovde Financial, Inc. First Evergreen's only financial obligation with respect to investment banking firms is the payment of fees and expenses paid to Hovde Financial, Inc. as described in the First Evergreen Disclosure Statement. First Evergreen has not employed any other broker, finder, or investment banker in connection with this Plan of Merger or the transactions contemplated by it. First Evergreen has no express or implied agreement with any other person or company relative to any commission or finder's fee payable with respect to this Plan of Merger or the transactions contemplated by it.

     4.24 FIRST EVERGREEN-RELATED PERSONS. For purposes of this Plan of Merger, the term "FIRST EVERGREEN-RELATED PERSON" shall mean any director or executive officer of First Evergreen or First Evergreen Bank, their spouses and children, any person who is a member of the same household as such persons, and any corporation, partnership, proprietorship, trust, or other entity of which any such persons, alone or together, have Control.

          4.24.1 CONTROL OF MATERIAL ASSETS. Other than in a capacity as a stockholder, director, or executive officer of First Evergreen or First Evergreen Bank, no First Evergreen-Related Person owns or controls any material assets or properties that are used in the business of First Evergreen or First Evergreen Bank.

          4.24.2 CONTRACTUAL RELATIONSHIPS. Other than ordinary and customary banking relationships, no First Evergreen-Related Person has any contractual relationship with First Evergreen or First Evergreen Bank.

          4.24.3 LOAN RELATIONSHIPS. No First Evergreen-Related Person has any outstanding loan or loan commitment from, or on whose behalf an irrevocable letter of credit has been issued by, First Evergreen or First Evergreen Bank in a principal amount of $100,000 or more.

     4.25 CHANGE IN BUSINESS RELATIONSHIPS. Neither First Evergreen nor First Evergreen Bank has notice, whether on account of the Merger or otherwise, that: (a) any customer, agent, representative, or supplier of First Evergreen or First Evergreen Bank intends to discontinue, diminish, or change its relationship with First Evergreen or First Evergreen Bank, the effect of which would have a Material Adverse Effect on First Evergreen; or (b) any executive officer of First Evergreen or First Evergreen Bank intends to terminate his or her employment.

     4.26 INSURANCE. First Evergreen and First Evergreen Bank maintain in full force and effect insurance on its assets, properties, premises, operations, and personnel in such amounts and against such risks and losses as are customary and adequate for comparable entities engaged in the same business and industry. There is no unsatisfied claim of $100,000 or more under such insurance as to which the insurance carrier has denied liability. During the last five years, no insurance company has canceled or refused to renew a policy of insurance covering First Evergreen's or First Evergreen Bank's assets, properties, premises, operations, or personnel. First Evergreen and First Evergreen Bank have given adequate and timely notice to each insurance carrier, and has complied with all policy provisions, with respect to any known claim for which a defense and/or indemnification may be available to First Evergreen or First Evergreen Bank.

     4.27 BOOKS AND RECORDS. The books of account, minute books, stock record books, and other records of First Evergreen and First Evergreen Bank are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate internal control system. The corporate minute books of First Evergreen and First Evergreen Bank contain accurate and complete records of all meetings of, and corporate action taken by, their stockholders, boards, and committees thereof. Since January 1, 1990, the minutes of each meeting (or corporate action without a meeting) of any such stockholders, boards, or committees have been duly prepared and are contained in such minute books.

     4.28 LOAN GUARANTEES. To First Evergreen's knowledge, all guarantees of indebtedness owed to First Evergreen Bank, including but not limited to those of the Federal Housing Administration, the Small Business
Administration, and other state and federal agencies, are valid and enforceable.

     4.29 EVENTS SINCE DECEMBER 31, 1997. Neither First Evergreen nor First Evergreen Bank has, since December 31, 1997:

          4.29.1 BUSINESS IN ORDINARY COURSE. Other than as contemplated by this Plan of Merger, conducted its business other than in the ordinary course, or incurred or become subject to any liability or obligation, except liabilities incurred in the ordinary course of business, and except for any single liability or for the aggregate of any group of related liabilities that do not exceed $100,000.

          4.29.2 STRIKES OR LABOR TROUBLE. Experienced or, to the best knowledge of First Evergreen, been threatened by any strike, work stoppage, organizational effort, or other labor trouble, or any other event or condition of any similar character that has had or could reasonably be expected to have a Material Adverse Effect on First Evergreen.

          4.29.3 DISCHARGE OF OBLIGATIONS. Discharged or satisfied any lien or encumbrance, or paid any obligation or liability other than those shown on First Evergreen's Financial Statements as of December 31, 1997, or incurred after that date, other than in the ordinary course of business, except for such liens, encumbrances, liabilities, and obligations that do not in the aggregate exceed $100,000.

          4.29.4 MORTGAGE OF ASSETS. Mortgaged, pledged, or subjected to lien, charge, or other encumbrance any of its assets, or sold or transferred any such assets, except in the ordinary course of business, except for such mortgages, pledges, liens, charges, and encumbrances for indebtedness that do not in the aggregate exceed $100,000.

          4.29.5 CONTRACT AMENDMENT OR TERMINATION. Made or permitted any amendment or early termination of any contract to which it is a party and that is material to the financial condition, income, expenses, business, properties, operations, or prospects of First Evergreen or First Evergreen Bank, except as may be expressly provided in this Plan of Merger.

     4.30 RESERVE FOR LOAN LOSSES. The reserve for loan and lease losses as reflected in First Evergreen's Financial Statements and Call Reports for the periods ended December 31, 1997 and March 31, 1998, were and will be, as of their respective dates, (a) adequate in the reasonable opinion of management to meet all reasonably anticipated loan and lease losses, net of recoveries related to loans previously charged off as of those dates, and
(b) consistent with GAAP and safe and sound banking practices.

     4.31 LOAN ORIGINATION AND SERVICING. In originating, underwriting, servicing, purchasing, selling, transferring, and discharging loans, mortgages, land contracts, and other contractual obligations, either for its own account or for the account of others, First Evergreen Bank has complied with all applicable terms and conditions of such obligations and with all applicable laws, regulations, rules, contractual requirements, and procedures, except for incidents of noncompliance that would not, individually or in the aggregate, have a Material Adverse Effect on First Evergreen.

     4.32 PUBLIC COMMUNICATIONS; SECURITIES OFFERING. Each annual report, quarterly report, proxy material, press release, or other communication previously sent or released by First Evergreen or First Evergreen Bank to First Evergreen's stockholders or the public did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under that they were made, not misleading.

     4.33 NO INSIDER TRADING. First Evergreen has reviewed its stock transfer records since December 31, 1995, and has questioned its directors and executive officers concerning known stock transfers since that date. Based upon that investigation, First Evergreen has not, and to the best of First Evergreen's knowledge, (a) no director or officer of First Evergreen or First Evergreen Bank; (b) no person related to any such director or officer by blood or marriage and residing in the same household, and (c) no person knowingly provided material nonpublic information by any one or more of these persons; has purchased or sold, or caused to be purchased or sold, any shares of First Evergreen Common Stock during any period when First Evergreen was in possession of material nonpublic information or in violation of any applicable provision of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT").

     4.34 DATA PROCESSING CONTRACTS. Except with respect to First Evergreen's agreements with M&I and SunGard, all material data processing contracts of First Evergreen or First Evergreen Bank are cancelable on or before December 31, 1998, without cost or penalty.

     4.35 YEAR 2000 COMPLIANCE. First Evergreen and First Evergreen Bank have adopted plans and procedures consistent with good business practices and the requirements of its primary bank regulator for its "Technology Products" (as defined below) to be timely modified, upgraded or replaced to accurately date data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries including leap year calculations. Set forth in the First Evergreen Disclosure Statement are copies of all letters and responses between First Evergreen and its vendors relating to such compliance matters. For purposes hereof "TECHNOLOGY PRODUCTS" means hardware, software, firmware and other information technology products used by First Evergreen in its business. The cost of compliance referred to in this Section would not have a Material Adverse Effect on First Evergreen. No representation is made relating to the compatibility of the Technology Products of First Evergreen with those of Old Kent or with respect to the cost of integrating the Technology Products of First Evergreen with those of Old Kent.

     4.36 ACCOUNTING AND TAX TREATMENT. Neither First Evergreen nor, to the best of its knowledge, any of its affiliates, has taken or agreed to take any action or knows of any reason that, with respect to First Evergreen and its affiliates, would prevent Old Kent from accounting for the business combination to be effected by the Merger as a pooling-of-interests. First Evergreen is aware of no reason why the Merger will fail to qualify as a reorganization under Section 368(a) of the Code.

     4.37 TRUE AND COMPLETE INFORMATION. No schedule, statement, list, certificate, or other information furnished or to be furnished by First Evergreen in connection with this Plan of Merger, including the First Evergreen Disclosure Statement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

     4.38 REPRESENTATIONS AND WARRANTIES AT CLOSING. First Evergreen further warrants that its representations and warranties in this Plan of Merger will be true in all material respects at the Closing, except as


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
otherwise expressly contemplated by this Plan of Merger. All of such representations and warranties made with respect to specified dates or events shall still be true at the Closing in all material respects with respect to such dates or events.


                   ARTICLE V - COVENANTS PENDING CLOSING

     Subject to the terms and conditions of this Plan of Merger, First Evergreen and Old Kent further agree that:

     5.1 FIRST EVERGREEN DISCLOSURE STATEMENT. First Evergreen shall prepare the First Evergreen Disclosure Statement, certified with respect to
Section 4.37 (TRUE AND COMPLETE INFORMATION) on behalf of First Evergreen by its chief executive officer and its chief financial officer, and shall deliver two copies of the First Evergreen Disclosure Statement to Old Kent within 21 days after the execution of this Plan of Merger.

          5.1.1 FORM AND CONTENT. The First Evergreen Disclosure Statement shall be in the general form prescribed by EXHIBIT B and shall contain appropriate references and cross-references with respect to disclosures, and appropriate identifying markings with respect to documents, that pertain to one or more sections or articles of this Plan of Merger. In addition to any exceptions to First Evergreen's representations set forth in Article IV, the First Evergreen Disclosure Statement shall contain true and correct copies of each and every document specified in EXHIBIT B.

          5.1.2 UPDATE. Not less than six business days prior to the Closing, First Evergreen shall deliver to Old Kent an update to the First Evergreen Disclosure Statement describing any material changes and containing any new or amended documents, as specified below, that are not contained in the First Evergreen Disclosure Statement as initially delivered. This update shall not cure any breach of a representation or warranty occurring at the time of execution of this Plan of Merger.

          5.1.3 CERTIFICATION. The First Evergreen Disclosure Statement and its update shall each be certified with respect to Section 4.37 (TRUE AND COMPLETE INFORMATION) on behalf of First Evergreen by its chief executive officer and its chief financial officer.

     5.2 OLD KENT DISCLOSURE STATEMENT. Old Kent shall prepare the Old Kent Disclosure Statement, certified with respect to Section 3.17 (TRUE AND COMPLETE INFORMATION) on behalf of Old Kent by its chief executive officer and its chief financial officer, and shall deliver two copies of the Old Kent Disclosure Statement to First Evergreen within 21 days after the execution of this Plan of Merger.

          5.2.1 FORM AND CONTENT. The Old Kent Disclosure Statement shall be in the general form prescribed by EXHIBIT C and shall contain appropriate references and cross-references with respect to disclosures, and appropriate identifying markings with respect to documents, that pertain to one or more sections or articles of this Plan of Merger.

          5.2.2 UPDATE. Not less than six business days prior to the Closing, Old Kent shall deliver to First Evergreen an update to the Old Kent Disclosure Statement describing any material changes and containing any new or amended documents that are not contained in the Old Kent Disclosure Statement as initially delivered. This update shall not cure any breach of a representation or warranty occurring at the time of execution of this Plan of Merger.

          5.2.3 CERTIFICATION. The Old Kent Disclosure Statement and its update shall each be certified with respect to Section 3.17 (TRUE AND COMPLETE INFORMATION) on behalf of Old Kent by its chief executive officer and its chief financial officer.

     5.3 BREACHES OF REPRESENTATIONS. While this Plan of Merger is in effect, if either Old Kent or First Evergreen becomes aware of any facts or of the occurrence or impending occurrence of any event that (a) would cause one or more of the representations and warranties it has given in Article III or IV, respectively, subject to the exceptions contained in the First Evergreen Disclosure Statement or the Old Kent Disclosure Statement, respectively, to become untrue or incomplete, or (b) would have caused one or more of such representations and warranties to be untrue or incomplete had such facts been known or had such event occurred prior to the execution of this Plan of Merger, then such party (the "BREACHING PARTY") shall immediately give detailed written notice of its breach or potential breach, including a detailed description of the underlying facts or events, to the other party; and unless waived by the other party in writing, the Breaching Party shall use all reasonable efforts to take remedial or preventative action in order that such representations and warranties will be true and complete at the Closing. No remedial action taken by a Breaching Party shall be deemed to cure a breach of any representation or warranty given by the Breaching Party in this Plan of Merger, unless such cure is to the reasonable satisfaction of the non-Breaching Party.

     5.4 CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME--OLD KENT. Old Kent agrees that, until the Effective Time, except as consented to in writing by Old Kent or as otherwise provided in this Plan of Merger, Old Kent shall, and it shall cause Old Kent Bank to:

          5.4.1 NO INCONSISTENT ACTIONS. Take no action that would be inconsistent with or contrary to the representations, warranties, and covenants made by Old Kent in this Plan of Merger, and take no action that would cause Old Kent's representations and warranties to become untrue except as and to the extent required by applicable laws and regulations or regulatory agencies having jurisdiction.

          5.4.2 COMPLIANCE. Comply in all material respects with all laws, regulations, agreements, court orders, and administrative orders applicable to the conduct of its business unless the application of such laws, regulations, or orders is being contested in good faith and First Evergreen has been notified of such contest.

     5.5  CONDUCT OF BUSINESS PENDING THE EFFECTIVE TIME--FIRST
EVERGREEN. First Evergreen agrees that, until the Effective Time, except as consented to in writing by Old Kent or as otherwise provided in this Plan of Merger, First Evergreen shall, and it shall cause First Evergreen Bank to:

          5.5.1 ORDINARY COURSE. Conduct its business and manage its property only in the usual, regular, and ordinary course and not otherwise, in substantially the same manner as prior to the execution of this Plan of Merger, and not make any substantial change to its methods of management or operation in respect of such business or property.

          5.5.2 NO INCONSISTENT ACTIONS. Take no action that would be inconsistent with or contrary to the representations, warranties, and covenants made by First Evergreen in this Plan of Merger, and take no action that would cause First Evergreen's representations and warranties to become untrue except as and to the extent required by applicable laws and regulations or regulatory agencies having jurisdiction.

          5.5.3 COMPLIANCE. Comply in all material respects with all laws, regulations, agreements, court orders, and administrative orders applicable to the conduct of its business unless the application of such laws, regulations, or orders is being contested in good faith and Old Kent has been notified of such contest.

          5.5.4 NO AMENDMENTS. Make no change in its Certificate of Incorporation or its By-laws.

          5.5.5 BOOKS AND RECORDS. Maintain its books, accounts, and records in the usual and regular manner, and in material compliance with all applicable laws and accounting standards.

          5.5.6 NO CHANGE IN STOCK. Make no change in the number of shares of its capital stock issued and outstanding; grant no warrant, option, or commitment relating to its capital stock; enter into no agreement relating to its capital stock except as contemplated by this

     Plan of Merger or the Option Agreement; and issue no securities convertible into its capital stock except as contemplated by this Plan of Merger or the Option Agreement.

          5.5.7 MAINTENANCE. Use all reasonable efforts to maintain its property and assets in their present state of repair, order and condition, reasonable wear and tear and damage by fire or other casualty excepted.

          5.5.8 PRESERVATION OF GOODWILL. Use all reasonable efforts to preserve its business organization intact, to keep available the services of its present officers and employees, and to preserve the goodwill of its customers and others having business relations with it.

          5.5.9 INSURANCE POLICIES. Use all reasonable efforts to maintain and keep in full force and effect insurance coverage, so long as such insurance is reasonably available, on its assets, properties, premises, operations, and personnel in such amounts, against such risks and losses, and with such self-insurance requirements as are presently in force.

          5.5.10 CHARGE-OFFS. Charge off loans and maintain its reserve for loan and lease losses, in each case in a manner in conformity with the prior practices of First Evergreen and First Evergreen Bank and applicable industry, regulatory, and accounting standards.

          5.5.11 POLICIES AND PROCEDURES. Make no material change in any policies and procedures applicable to the conduct of its business, including without limitation any loan and underwriting policies, loan loss and charge-off policies, investment policies, and employment policies, except as and to the extent required by law or regulatory agencies having jurisdiction.

          5.5.12 NEW DIRECTORS OR OFFICERS. Except to reelect persons who are then incumbent officers and directors at annual meetings and to elect a director to fill a current vacancy at the upcoming annual meeting of stockholders, not (a) increase the number of directors or fill any vacancy on the board of directors; or (b) elect or appoint any person to an executive office.

          5.5.13  COMPENSATION AND FRINGE BENEFITS.   Except for previously
     planned salary increases and bonuses as set forth in the First Evergreen Disclosure Statement and any retention bonus plan not to exceed $100,000, take no action to increase, or agree to increase, the salary, or other compensation payable to, or fringe benefits of, or pay or agree to pay any bonus to, any officer or director, or any other class or group of employees as a class or group, except for increases, agreements or payments that are reasonable in amount and consistent with the prior year and that are announced or made only after first consulting with Old Kent.

          5.5.14 BENEFIT PLANS. Take no action to introduce, change, or agree to introduce or change, any pension, profit-sharing, or employee benefit plan, fringe benefit program, or other plan or program of any kind for the benefit of its employees unless required by law or this Plan of Merger.

          5.5.15 NEW EMPLOYMENT AGREEMENTS. Take no action to enter into any employment agreement that is not terminable by First Evergreen or First Evergreen Bank without cost or penalty upon 60 days' or less notice, except as contemplated by this Plan of Merger.

          5.5.16 BORROWING. Take no action to borrow money except in the ordinary course of business.

          5.5.17 MORTGAGING ASSETS. Take no action to sell, mortgage, pledge, encumber, or otherwise dispose of, or agree to sell, mortgage, pledge, encumber, or otherwise dispose of, any of its property or assets, except in the ordinary course of business, except for property or assets, or any group of related properties or assets, that have a fair market value of less than $100,000.

          5.5.18 NOTICE OF ACTIONS. Notify Old Kent of the threat or commencement of any action, suit, proceeding, claim, arbitration, or investigation against or relating to: (a) First Evergreen or First Evergreen Bank; (b) First Evergreen's or First Evergreen Bank' directors, officers, or employees in their capacities as such;
     (c) First Evergreen's or First Evergreen Bank' assets, liabilities, businesses, or operations; or (d) the Merger or this Plan of Merger.

          5.5.19 COOPERATION. Take such reasonable actions as may be necessary to cooperate in effecting the Merger.

          5.5.20 CHARITABLE CONTRIBUTIONS. Make no charitable or similar contributions or gifts of cash or other assets except for contributions that, in the aggregate, will have a fair market value not greater than $800,000 for the year 1998 through the Effective Time.

          5.5.21 LARGE EXPENDITURES. Take no action to pay, agree to pay, or incur any liability, excepting such liabilities that have been accrued on its books as of the execution of this Plan of Merger, for the purchase or lease of any item of real property, fixtures, equipment, or other capital asset in excess of $50,000 individually or in excess of $100,000 in the aggregate with respect to First Evergreen or First Evergreen Bank, except pursuant to prior commitments or plans made by First Evergreen or First Evergreen Bank that are disclosed in the First Evergreen Disclosure Statement.

          5.5.22 NEW SERVICE ARRANGEMENTS. Take no action to enter into, or commit to enter into, any agreement for trust, consulting, professional, or other services to First Evergreen or First Evergreen Bank that is not terminable by First Evergreen or First Evergreen Bank without penalty upon 60 days' or less notice, except for contracts for services under which the aggregate required payments do not exceed $50,000, except for legal, accounting, and other ordinary expenses related to this Plan of Merger, and data processing agreements relating to Year 2000 compliance.

          5.5.23 CAPITAL IMPROVEMENTS. Take no action to open, enlarge, or materially remodel any bank or other facility, and not lease, purchase, or otherwise acquire any real property for use as a branch bank, or apply for regulatory approval of any new branch bank, excepting pursuant to prior commitments or plans made by First Evergreen or First Evergreen Bank that are disclosed in the First Evergreen Disclosure Statement.

     5.6  REGULAR DIVIDENDS.

          5.6.1 FIRST EVERGREEN DIVIDENDS. First Evergreen shall not declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock, or property) with respect to, or purchase or redeem, any shares of the capital stock of any of them other than a single cash dividend in an amount not to exceed First Evergreen's current dividend rate, $20 per share, multiplied by the number of full calendar months of 1998 completed or any partial calendar month consisting of at least 20 days in 1998, prior to the Effective Time, divided by 12, payable in a manner consistent with First Evergreen's past dividend practice in a single payment on or about the date of Closing, or if the Closing is not held in 1998, upon the completion of the year. Old Kent and First Evergreen agree that they will cooperate to assure that, during any month, there shall not be a duplication of payment of dividends to stockholders of First Evergreen. Notwithstanding the above, if and to the extent that the payment of a dividend in the manner provided in this Section would, under GAAP or the rules, regulations, or interpretations of the SEC or its staff, disqualify the Merger for pooling-of-interests for accounting treatment, that dividend shall not be paid, but an equitable adjustment shall be made to the Exchange Ratio for the amount of the dividend not paid.

          5.6.2 OLD KENT DIVIDENDS. In the case of Old Kent only, take no action to increase its regular quarterly cash dividend, except consistent with past practice; and take no action to declare, set

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
     aside or pay any extraordinary dividend or distribution (other than a stock dividend) with respect to Old Kent Common Stock.

     5.7 DATA PROCESSING AND RELATED CONTRACTS. Until the Effective Time, First Evergreen shall not enter into any new data processing agreement without the consent of Old Kent (which consent shall not be unreasonably withheld or delayed) if such agreement is necessary for First Evergreen to conduct business in the ordinary course and shall advise Old Kent of all anticipated renewals or extensions of existing data processing service agreements, data processing software license agreements, and data processing hardware lease agreements with independent vendors. First Evergreen agrees to cooperate with Old Kent in negotiating with those vendors the length of any extension or renewal term of those agreements, that, unless otherwise agreed with Old Kent, shall not exceed one year from the date of renewal. First Evergreen agrees to send to each vendor, as and when due, such notices of nonrenewal as may be necessary or appropriate under the terms of the applicable agreements to prevent those agreements from automatically renewing for a term of more than one year from the date of renewal, except as otherwise agreed between First Evergreen and Old Kent.

     5.8 AFFILIATES -- COMPLIANCE WITH ACCOUNTING AND SECURITIES RULES. First Evergreen shall use its best efforts to cause each director, executive officer, and other person who is an "affiliate" (for purposes of (a) Rule 145 under the Exchange Act, and (b) qualifying the Merger for pooling-of-interests accounting treatment) of First Evergreen to deliver to Old Kent, as soon as practicable after the date of this Plan of Merger, and prior to the date of the Stockholders' Meetings, a written agreement, in the form of EXHIBIT D (the "AFFILIATE AGREEMENTS"). Old Kent shall use its best efforts to publish as promptly as reasonably practical but in no event later than 45 days after the end of the first month after the Effective Time in which there are at least 30 days of post-Merger combined operations (which month may be the month in which the Effective Time occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135. Old Kent use all reasonable efforts to cause each director, executive officer, and other person who is an "affiliate" (for the purpose of qualifying the Merger for pooling-of-interests accounting treatment) of Old Kent, as soon as practicable after the date of this Plan of Merger, and prior to the date of the Stockholders' Meetings, to execute and deliver a written agreement under which such affiliate agrees not to sell, pledge, transfer, or otherwise dispose of his or her Old Kent Common Stock during any period that any such disposition would, under GAAP or the rules, regulations, or interpretations of the SEC or its staff, disqualify the Merger for pooling-of-interests accounting treatment.

     5.9  INDEMNIFICATION AND INSURANCE.

          5.9.1 INDEMNIFICATION. Old Kent shall honor any and all rights to indemnification and advancement of expenses now existing in favor of the directors and officers of First Evergreen and First Evergreen Bank under their respective Certificate of Incorporation, Articles of Association, or By-laws which survive the Merger and continue with respect to acts or omissions occurring before the Effective Time with the same force and effect as prior to the Effective Time.

          5.9.2 INSURANCE. Old Kent shall use all reasonable efforts to cause the persons serving as officers and directors of First Evergreen and First Evergreen Bank immediately prior to the Effective Time to be covered for a period of at least four years from the Effective Time by the directors' and officers' liability insurance policy maintained by First Evergreen and First Evergreen Bank (provided that Old Kent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not materially less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time that were committed by such officers and directors in their capacity as such; provided, however, that in no event shall Old Kent be required to expend more than $140,000 (the "INSURANCE AMOUNT") to maintain or procure insurance coverage pursuant hereto. If Old Kent does not advise First Evergreen in writing prior to the commencement of the Pricing Period that it has procured such coverage for at least four years or agrees to do so without regard to the Insurance Amount, First Evergreen shall be permitted, in lieu of receiving the foregoing insurance coverage, to procure tail coverage for past acts and omissions for a single premium amount not in excess of the Insurance Amount.

     5.10 EXCLUSIVE COMMITMENT. Except as provided below, neither First Evergreen nor First Evergreen Bank, nor any of their directors, officers, employees, investment bankers, representatives, or agents, shall take any action inconsistent with the intent to consummate the Merger upon the terms and conditions of this Plan of Merger. Without limiting the foregoing:

          5.10.1 NO SOLICITATION. Neither First Evergreen nor First Evergreen Bank, nor any of their respective directors, officers, employees, investment bankers, representatives, or agents, shall directly or indirectly invite, initiate, solicit, encourage, or, unless a Fiduciary Event has occurred and continues (or a Superior Proposal has been presented and such Superior Proposal would otherwise give rise to a Fiduciary Event except that the board of directors of First Evergreen, at that time, has yet to determine to accept and recommend the Superior Proposal to the stockholders of First Evergreen), negotiate with any other party, any proposals, offers, or expressions of interest concerning any tender offer, exchange offer, merger, consolidation, sale of shares, sale of assets, or assumption of liabilities not in the ordinary course, or other business combination involving First Evergreen or First Evergreen Bank other than the Merger (a "BUSINESS COMBINATION").

          5.10.2 COMMUNICATION OF OTHER PROPOSALS. First Evergreen shall cause written notice to be delivered to Old Kent promptly upon receipt of any solicitation, offer, proposal, or expression of interest (a "PROPOSAL") concerning a Business Combination. Such notice shall contain the material terms and conditions of the Proposal to which such notice relates and shall, unless a Fiduciary Event has occurred and continues, contain a copy of First Evergreen's unequivocal rejection of the Proposal in the form actually delivered to the person from whom the Proposal was received. Thereafter, First Evergreen shall promptly notify Old Kent of any material changes in the terms, conditions, and status of any Proposal.

          5.10.3 FURNISHING INFORMATION. Unless a Fiduciary Event has occurred and continues (or a Superior Proposal has been presented and such Superior Proposal would otherwise give rise to a Fiduciary Event except that the board of directors of First Evergreen, at that time, has yet to determine to accept and recommend the Superior Proposal to the stockholders of First Evergreen), neither First Evergreen nor First Evergreen Bank, nor any of their respective directors, officers, employees, investment bankers, representatives, or agents, shall furnish any nonpublic information concerning First Evergreen or First Evergreen Bank to any person who is not affiliated or under contract with First Evergreen or Old Kent, except as required by applicable law or regulations and prior to furnishing such information to such person, First Evergreen shall receive from such person an executed confidentiality agreement with terms no less favorable to First Evergreen than those contained in its confidentiality agreement with Old Kent and First Evergreen shall provide only such information as had been so furnished previously to Old Kent.

     5.11 REGISTRATION STATEMENT. Old Kent agrees to prepare and file with the SEC under the Securities Act, the Registration Statement and the related Prospectus and Proxy Statement included as a part thereof covering the issuance by Old Kent of the shares of Old Kent Common Stock as contemplated by this Plan of Merger, together with such amendments as may reasonably be required for the Registration Statement to become effective. Old Kent agrees to provide First Evergreen with reasonable opportunities to review and comment upon the Registration Statement, each amendment to the Registration Statement, and each form of the Prospectus and Proxy Statement before filing. Old Kent agrees to provide First Evergreen, upon request, with copies of all correspondence received from the SEC with respect to the Registration Statement and its amendments and with all responsive correspondence to the SEC. Old Kent agrees to notify First Evergreen of any stop orders or threatened stop orders with respect to the Registration Statement. First Evergreen agrees to provide all necessary information pertaining to First Evergreen and First Evergreen Bank promptly upon request, and to use all reasonable efforts to obtain the cooperation of First Evergreen's independent accountants and attorneys in connection with the preparation of the Registration Statement.

     5.12 OTHER FILINGS. Old Kent agrees to prepare and file with the Federal Reserve Board and each other regulatory agency having jurisdiction all documents reasonably required to obtain approval of or consent to consummate the Merger. Old Kent agrees to provide First Evergreen with reasonable opportunities to review and comment upon such documents before filing and to make such amendments and file such supplements thereto as First Evergreen may reasonably request. Old Kent shall provide First Evergreen with copies of all correspondence received from these agencies and all responsive correspondence sent to these agencies.

     5.13 MISCELLANEOUS AGREEMENTS AND CONSENTS. Subject to the terms and conditions of this Plan of Merger, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Plan of Merger. Old Kent and First Evergreen will use all reasonable efforts to obtain consents of all third parties and governmental bodies necessary or desirable for the consummation of the Merger.

     5.14 ACCESS AND INVESTIGATION. For the purpose of permitting an examination of one party by the other's officers, attorneys, accountants, and representatives, each party shall: (a) permit, and shall cause each of their respective subsidiaries to permit, full access to their respective properties, books, and records at reasonable times; (b) use reasonable efforts to cause its and each of respective subsidiaries' officers, directors, employees, accountants, and attorneys to cooperate fully, for the purpose of permitting a complete and detailed examination of such matters by the other party's officers, attorneys, accountants, and representatives; and (c) furnish to the other, upon reasonable request, any information reasonably requested respecting its and each of its subsidiaries' properties, assets, business, and affairs. Each party acknowledges that certain information may not be disclosed by the other without the prior written consent of persons not affiliated with that party. If such information is requested, then the other party shall use reasonable efforts to obtain such prior consent and shall not be required to disclose such information unless and until such prior consent has been obtained. In the event of termination of this Plan of Merger, Old Kent and First Evergreen each agree to promptly return to the other party or to destroy all written materials furnished to it by the other party and the other party's subsidiaries, and all copies, notes, and summaries of such written materials. Old Kent and First Evergreen each agree to preserve intact all such materials that are returned to them and to make such materials reasonably available upon request or subpoena for a period of not less than six years from the termination of this Plan of Merger.

     5.15 CONFIDENTIALITY. Except as provided below, Old Kent and First Evergreen each agree:

          5.15.1 TREATMENT; RESTRICTED ACCESS. All information furnished to the other party pursuant to this Plan of Merger shall be treated as strictly confidential and shall not be disclosed to any other person, natural or corporate, except for its employees, attorneys, accountants, regulators, and financial advisers who are reasonably believed to have a need for such information in connection with the Merger.

          5.15.2 NO OTHER USE. Neither party shall make any use, other than related to the Merger, of any information it may come to know as a direct result of a disclosure by the other party, its subsidiaries, directors, officers, employees, attorneys, accountants, or advisers or that may come into its possession from any other confidential source during the course of its investigation.

          5.15.3  EXCEPTED INFORMATION.  The provisions of this
     Section shall not preclude Old Kent or First Evergreen, or their respective subsidiaries, from using or disclosing information that is readily ascertainable from public information or trade sources, known by it before the commencement of discussions between the parties or subsequently developed by it or its subsidiaries independent of any investigation under this Plan of Merger, received from any other person who is not affiliated with a party and who is not under any obligation to keep such information confidential, or reasonably required to be included in any filing or application required by any governmental or regulatory agency.

          5.15.4 PROHIBIT INSIDER TRADING. Old Kent and First Evergreen shall each take responsible steps to assure that any person who receives nonpublic information concerning the Merger or the other party will treat the information confidentially as provided in this Section and not directly or indirectly buy or sell, or advise other persons to buy or sell, the other party's stock until such information is properly disclosed to the public.

     5.16 ENVIRONMENTAL INVESTIGATION. Old Kent shall be permitted to conduct an environmental assessment of each parcel of First Evergreen's Real Property and, at Old Kent's option, (a) any other real estate formerly owned by First Evergreen or First Evergreen Bank, and (b) acquired by First Evergreen Bank in satisfaction of a debt previously contracted. As to each such property:

          5.16.1 PRELIMINARY ENVIRONMENTAL ASSESSMENTS. Old Kent may, at its expense, engage an environmental consultant to conduct a preliminary ("PHASE I") assessment of the property or rely upon any First Evergreen Phase I assessment recertified to Old Kent as of a recent date. First Evergreen and First Evergreen Bank shall provide reasonable assistance, including site access and a knowledgeable contact person, to the consultant for purposes of conducting the Phase I assessments.

          5.16.2 ENVIRONMENTAL RISKS. If there are any facts or conditions identified in a Phase I assessment that, in its reasonable discretion, Old Kent believes could potentially pose a current or future risk of a material liability, interference with use, or material diminution of value of the property, then Old Kent shall identify that risk to First Evergreen, identify the facts or conditions underlying that risk, and provide First Evergreen with a copy of the Phase I assessment for that property (an "ENVIRONMENTAL RISK").

          5.16.3 ESTIMATES. Old Kent shall obtain one or more professional estimates of the proposed scope of work and maximum foreseeable cost of any further environmental investigation, remediation, or other follow-up work it reasonably deems necessary or appropriate to assess and, if necessary or appropriate, remediate an Environmental Risk. Such estimates shall, if appropriate, be based on field investigations. Old Kent shall provide copies of those estimates to First Evergreen.

          5.16.4 OPTIONAL REMEDIATION. Old Kent and First Evergreen shall cooperate in the review, approval, and implementation of all work plans for investigation and remediation. All work plans for any investigation and remediation shall be mutually satisfactory to Old Kent and First Evergreen. First Evergreen may, at its option and expense, undertake mutually agreed upon investigation and remediation to be completed prior to the Closing.

          5.16.5 OLD KENT'S TERMINATION RIGHTS. If (a) Old Kent and First Evergreen are unable to agree upon a course of action to promptly complete any investigation and remediation and/or a mutually acceptable modification to this Plan of Merger, and (b) Old Kent cannot be reasonably assured that the after-tax cost of the sum of (i) the actual cost of all investigative and remedial or other corrective actions or measures undertaken pursuant to Section 5.16.4 (OPTIONAL REMEDIATION), (ii) the estimated cost of all investigative and remedial or other corrective actions or measures not undertaken but required by law or necessary to avoid future exposure to material liability, and (iii) all diminution of the value of such properties; in the aggregate, will not exceed $1,000,000; then Old Kent may terminate this Plan of Merger as provided in Section 8.3.3 (ENVIRONMENTAL RISKS).

     5.17 DISSENTING STOCKHOLDERS' APPRAISAL RIGHTS. Old Kent and First Evergreen, as applicable, will comply with all applicable notification and other provisions of regulations or statutes relating to Dissenting Shares.

     5.18 EMPLOYMENT AGREEMENTS. Recognizing that continuity of key management personnel is essential to ensure the continuity of the franchise value of First Evergreen Bank, First Evergreen shall cause First Evergreen Bank, and Old Kent shall cause Old Kent Bank, prior to the Closing, to offer employment agreements effective upon the Effective Time to 14 key senior officers of First Evergreen or First Evergreen Bank, with the terms and conditions of such employment to be agreed upon by Old Kent and First Evergreen (the "EMPLOYMENT AGREEMENTS").

     5.19 ACCOUNTING AND TAX TREATMENT. During the Term of this Plan of Merger, Old Kent and First Evergreen each agree not to take any action that would adversely affect the ability of Old Kent to treat the Merger as a pooling-of-interests for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code; provided, however, that nothing in this Plan of Merger shall limit Old Kent's ability to exercise its rights under the Option Agreement. Old Kent and First Evergreen each agree to take such action as may be reasonably required to negate the impact of any past actions that might adversely impact the ability of Old Kent to treat the Merger as a pooling-of-interests.


        ARTICLE VI - CONDITIONS PRECEDENT TO OLD KENT'S OBLIGATIONS

     All obligations of Old Kent under this Plan of Merger are subject to the fulfillment (or waiver in writing by a duly authorized officer of Old
Kent), prior to or at the Closing, of each of the following conditions:

     6.1  RENEWAL OF REPRESENTATIONS AND WARRANTIES, ETC.

          6.1.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of First Evergreen contained in this Plan of Merger shall be true and correct when made and as of the Effective Time as if made at and as of such time, except (a) as expressly contemplated or permitted by this Plan of Merger, (b) for representations and warranties relating to a time or times other than the Effective Time that were or will be true and correct at such time or times, and (c) where the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, does not result or would not result in a Material Adverse Effect.

          6.1.2 COMPLIANCE WITH AGREEMENTS. First Evergreen shall have performed and complied with all agreements, conditions, and covenants required by this Plan of Merger to be performed or complied with by First Evergreen prior to or at the Closing in all material respects.

          6.1.3 CERTIFICATES. Compliance with Sections 6.1.1 (REPRESENTATIONS AND WARRANTIES) and 6.1.2 (COMPLIANCE WITH AGREEMENTS) shall be evidenced by one or more certificates signed by appropriate officers of First Evergreen, dated as of the date of the Closing, certifying the foregoing in such detail as Old Kent may reasonably request, describing any exceptions to such compliance in such certificates.

     6.2 OPINION OF LEGAL COUNSEL. First Evergreen shall have delivered to Old Kent an opinion of Ruff, Weidenaar & Reidy, Ltd., counsel for First Evergreen, dated as of the date of the Closing and substantially in the form contained in EXHIBIT E, with only such changes as may be reasonably satisfactory to counsel for Old Kent.

     6.3 REQUIRED REGULATORY APPROVALS. Old Kent shall have received all such approvals, consents, authorizations, and licenses of all regulatory and other governmental and self-regulatory authorities having jurisdiction as may be required to permit the performance by First Evergreen and Old Kent of their respective obligations under this Plan of Merger and the consummation of the Merger, without the regulating authority's imposition of non-standard conditions on approval that are not reasonably acceptable to Old Kent.

     6.4 STOCKHOLDER APPROVAL. The stockholders of First Evergreen shall have adopted this Plan of Merger.

     6.5 ORDER, DECREE, ETC. Neither Old Kent nor First Evergreen shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger.

     6.6 PROCEEDINGS. There shall not be any action, suit, proceeding, claim, arbitration, or investigation pending or threatened: (a) against or relating to First Evergreen, First Evergreen Bank, or its or their respective directors (in the capacity as such), officers (in the capacity as such), properties, or businesses that may result in any liability to First Evergreen or First Evergreen Bank that could have a Material Adverse Effect on First Evergreen.

     6.7 TAX MATTERS. Old Kent shall have received a tax opinion from its counsel, reasonably satisfactory in form and substance, that Old Kent shall use reasonable efforts to obtain. The tax opinion shall be supported by one or more fact certificates or affidavits in such form and content as may be reasonably requested by Old Kent's counsel from First Evergreen. The tax opinion shall be substantially to the effect that:

          6.7.1 REORGANIZATION. The Merger of First Evergreen with and into Old Kent will constitute a reorganization within the meaning of
     Section 368(a)(1)(A) of the Internal Revenue Code, and Old Kent and First Evergreen will each be a "party to a reorganization" within the meaning of Section 368(b) of the Internal Revenue Code.

          6.7.2 ASSETS' TAX BASIS. The basis of the First Evergreen assets in the hands of Old Kent will be the same as the basis of those assets in the hands of First Evergreen immediately prior to the Merger.

          6.7.3 NO GAIN OR LOSS. No gain or loss will be recognized to Old Kent on the receipt by Old Kent of the assets of First Evergreen in exchange for Old Kent Common Stock and the assumption by Old Kent of the liabilities of First Evergreen.

          6.7.4 HOLDING PERIOD. The holding period of the assets of First Evergreen in the hands of Old Kent will include the holding period during which such assets were held by First Evergreen.

     6.8 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order.

     6.9 CERTIFICATE AS TO OUTSTANDING SHARES. Old Kent shall have received one or more certificates dated as of the Closing date and signed by the secretary of First Evergreen on behalf of First Evergreen, and by the transfer agent for First Evergreen Common Stock, certifying (a) the total number of shares of capital stock of First Evergreen issued and outstanding as of the close of business on the day immediately preceding the Closing; and (b) with respect to the secretary's certification, the number of shares of First Evergreen Common Stock, if any, that are issuable on or after that date, all in such form as Old Kent may reasonably request.

     6.10 CHANGE OF CONTROL WAIVERS. Old Kent shall have received evidence of the consents or other waivers of any material rights and the waiver of the loss of any material rights that may be triggered by the change of control of First Evergreen upon consummation of the Merger under the Designated Contracts and any other agreement, contract, mortgage, deed of trust, lease, commitment, indenture, note, or other instrument, under which the failure to obtain such consent or waiver could result in a Material Adverse Effect on First Evergreen; all in form and substance reasonably satisfactory to Old Kent.

     6.11 POOLING ASSURANCES. Old Kent shall have received a letter from First Evergreen's independent accountants, as of a date reasonably approximate to the date of the Closing, to the effect that, as of such date, First Evergreen is eligible to participate in a pooling-of-interests combination and a letter from its independent accountants, satisfactory in form and substance, to the effect that (based in part on the letter from First Evergreen's independent accountants) the Merger should be treated as a pooling-of-interests for accounting purposes, subject to satisfaction of post-Merger conditions.


    ARTICLE VII - CONDITIONS PRECEDENT TO FIRST EVERGREEN'S OBLIGATIONS

     All obligations of First Evergreen under this Plan of Merger are subject to the fulfillment (or waiver in writing by a duly authorized officer of First Evergreen), prior to or at the Closing, of each of the following conditions:

     7.1  RENEWAL OF REPRESENTATIONS AND WARRANTIES, ETC.

          7.1.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Old Kent contained in this Plan of Merger shall be true and correct when made and as of the Effective Time as if made at and as of such time, except (a) as expressly contemplated or permitted by this Plan of Merger, (b) for representations and warranties relating to a time or times other than the Effective Time that were or will be true and correct at such time or times, and (c) where the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, does not result or would not result in a Material Adverse Effect.

          7.1.2 COMPLIANCE WITH AGREEMENTS. Old Kent shall have performed and complied with all agreements, conditions, and covenants required by this Plan of Merger to be performed or complied with by Old Kent prior to or at the Closing in all material respects.

          7.1.3  CERTIFICATES.  Compliance with Sections 7.1.1
     (REPRESENTATIONS AND WARRANTIES) and 7.1.2 (COMPLIANCE WITH
     AGREEMENTS) shall be evidenced by one or more certificates signed by appropriate officers of Old Kent, dated as of the date of the Closing, certifying the foregoing in such detail as Old Kent may reasonably request, describing any exceptions to such compliance in such certificates.

     7.2 OPINION OF LEGAL COUNSEL. Old Kent shall have delivered to First Evergreen an opinion of Warner Norcross & Judd LLP, counsel for Old Kent, dated as of the date of the Closing and substantially in the form contained in EXHIBIT F, with only such changes as may be reasonably satisfactory to counsel for First Evergreen.

     7.3 REQUIRED REGULATORY APPROVALS. First Evergreen or Old Kent shall have received all such approvals, consents, authorizations, and licenses of all regulatory and other governmental authorities having jurisdiction as may be required to permit the performance by First Evergreen and Old Kent of their respective obligations under this Plan of Merger and the consummation of the Merger.

     7.4 STOCKHOLDER APPROVAL. First Evergreen shall have received the requisite approval of the stockholders of First Evergreen of this Plan of Merger.

     7.5 ORDER, DECREE, ETC. Neither Old Kent nor First Evergreen shall be subject to any applicable order, decree, or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the Merger.

     7.6 TAX MATTERS. First Evergreen shall have received a tax opinion from counsel for Old Kent, reasonably satisfactory in form and substance to First Evergreen's counsel. The tax opinion shall be supported by one or more fact certificates or affidavits in such form and content as may be reasonably requested by Old Kent's counsel from Old Kent. The tax opinion shall be substantially to the effect that:

          7.6.1 NO GAIN OR LOSS. No gain or loss will be recognized by the stockholders of First Evergreen who receive shares of Old Kent Common Stock in exchange for all of their shares of First Evergreen Common Stock, except to the extent of any cash received in lieu of a fractional share of Old Kent Common Stock.

          7.6.2 STOCK TAX BASIS. The basis of the Old Kent Common Stock to be received by stockholders of First Evergreen will, in each instance, be the same as the basis of the respective shares of First Evergreen Common Stock surrendered in exchange therefor.

          7.6.3 HOLDING PERIOD. The holding period of the Old Kent Common Stock received by stockholders of First Evergreen will, in each instance, include the period during which the First Evergreen Common Stock surrendered in exchange therefor was held, provided that the First Evergreen Common Stock was, in each instance, held as a capital asset in the hands of the stockholder of First Evergreen at the Effective Time.

     7.7 REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and shall not be subject to a stop order or any threatened stop order.

     7.8 FAIRNESS OPINION. First Evergreen shall have received an opinion from Hovde Financial, Inc., dated as of the date of this Plan of Merger and renewed as of a date approximately the date of the Prospectus and Proxy Statement, to the effect that the terms of the Merger are fair to First

Evergreen's stockholders from a financial point of view as of that date and such opinion shall not have been subsequently withdrawn.

     7.9 NASDAQ LISTING. The shares of Old Kent Common Stock that shall be issued to the stockholders of First Evergreen upon consummation of the Merger shall have been authorized for listing on The Nasdaq Stock Market.


                   ARTICLE VIII - ABANDONMENT OF MERGER

     This Plan of Merger may be terminated and the Merger abandoned at any time prior to the Effective Time (notwithstanding that approval of this Plan of Merger by the stockholders of First Evergreen may have previously been obtained) as follows:

     8.1 MUTUAL ABANDONMENT. By mutual consent of the boards of directors, or duly authorized committees thereof, of Old Kent and First Evergreen.

     8.2 UPSET DATE. By either Old Kent or First Evergreen if the Merger shall not have been consummated on or before March 31, 1999.

     8.3 OLD KENT'S RIGHTS TO TERMINATE. By Old Kent under any of the following circumstances:

          8.3.1 FIRST EVERGREEN DISCLOSURE STATEMENT; PRECLOSING INVESTIGATION, ETC. Old Kent shall have reasonably determined that:
     (a) any exception to First Evergreen's representations and warranties or any other information set forth in the First Evergreen Disclosure Statement fairly indicate that the financial value of First Evergreen is materially less than indicated by information provided by or on behalf of First Evergreen to Old Kent in writing prior to 5:00 p.m. on April 14, 1998; (b) based upon Old Kent's preclosing investigation of First Evergreen, there exists any set of facts or circumstances that would have a Material Adverse Effect on First Evergreen; or (c) First Evergreen or First Evergreen Bank is exposed to risks, or the Merger could expose Old Kent to risks, that in the reasonable judgment of Old Kent could result in a Material Adverse Effect; provided that in each case, Old Kent notifies First Evergreen of such abandonment and termination not later than 14 days after Old Kent receives the First Evergreen Disclosure Statement.

          8.3.2 FAILURE TO SATISFY CLOSING CONDITIONS. If any of the conditions specified in Article VI have not been met or waived by Old Kent, at such time as such condition can no longer be satisfied.

          8.3.3 ENVIRONMENTAL RISKS. If Old Kent has given First Evergreen notice of an unacceptable Environmental Risk as provided in
     Section 5.16.5 (OLD KENT'S RIGHT TO TERMINATE).

          8.3.4 POOLING QUALIFICATION. At any time after Old Kent independent accountants shall have advised Old Kent that the Merger is unlikely to qualify for treatment as a pooling-of-interests for accounting purposes.

          8.3.5 APPROVAL OF FIRST EVERGREEN'S STOCKHOLDERS. This Plan of Merger is not approved by First Evergreen's stockholders at the Stockholders' Meeting.

     8.4 FIRST EVERGREEN'S RIGHTS TO TERMINATE. By the board of directors, or a duly authorized committee thereof, of First Evergreen under any of the following circumstances:

          8.4.1 UPSET CONDITION. If the Final Old Kent Price is less than the Upset Price, in accordance with Section 2.2 (UPSET PROVISION).

          8.4.2 OLD KENT DISCLOSURE STATEMENT. The cumulative effect of any exceptions to Old Kent's representations and warranties or any other information set forth in the Old Kent Disclosure Statement would have a Material Adverse Effect on Old Kent; provided that First Evergreen notifies Old Kent of such abandonment and termination not later than 14 days after First Evergreen receives the Old Kent Disclosure Statement.

          8.4.3 FAILURE TO SATISFY CLOSING CONDITIONS. If any of the conditions specified in Article VII have not been met or waived by First Evergreen at such time as such condition can no longer be satisfied.

     8.5 EFFECT OF TERMINATION. In the event of termination of this Plan of Merger by either First Evergreen or Old Kent as provided in this Article, this Plan of Merger shall forthwith become void and have no effect, and none of First Evergreen's, Old Kent's, any of their respective subsidiaries, or any of the officers or directors of any of them shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby (other than the Option Agreement), except that (a) Sections 5.15 (CONFIDENTIALITY), 8.5 (EFFECT OF TERMINATION), 9.2 (NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS), and 9.4 (EXPENSES), shall survive any termination of this Plan of Merger, and
(b) notwithstanding anything to the contrary contained in this Plan of Merger, neither First Evergreen nor Old Kent shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Plan of Merger.


                        ARTICLE IX - MISCELLANEOUS

     Subject to the terms and conditions of this Plan of Merger, Old Kent and First Evergreen further agree as follows:

     9.1 "MATERIAL ADVERSE EFFECT" DEFINED. As used in this Plan of Merger, the term "MATERIAL ADVERSE EFFECT" means any change or effect that, individually or when taken together with all other such changes or effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to have a material negative impact on (a) the business, assets, financial condition, results of operations, or value of Old Kent and its subsidiaries, taken as a whole, or, as the case may be, First Evergreen and First Evergreen Bank, taken as a whole; or (b) the ability of Old Kent or First Evergreen, as the case may be, to satisfy the applicable closing conditions or consummate the Merger or perform its obligations under the Option Agreement. Notwithstanding the above, fees and expenses reasonably related to this transaction (such as any additional insurance coverages, employment and consulting services, legal, accounting, and investment banking fees and expenses, and severance and retention provisions) shall not be included in any determination of a Material Adverse Effect.

     9.2 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES, AND AGREEMENTS. None of the representations, warranties, covenants and agreements in this Plan of Merger or in any other agreement or instrument delivered pursuant to this Plan of Merger, including any rights arising out of any breach of such representations, warranties, covenants, and agreements, shall survive the Effective Time, except for the Option Agreement, Affiliate Agreements, Employment Agreements, and those covenants and agreements contained herein and therein that, by their terms, apply or are to be performed in whole or in part after the Effective Time.

     9.3 AMENDMENT. Subject to applicable law, this Plan of Merger may be amended, modified, or supplemented by, and only by, written agreement of Old Kent and First Evergreen, or by the respective officers thereunto duly authorized, at any time prior to the Effective Time.

     9.4 EXPENSES. Except as otherwise provided in this Plan of Merger, First Evergreen and Old Kent shall each pay its own expenses incident to preparing for, entering into, and carrying out this Plan of Merger, and incident to the consummation of the Merger. Each party shall pay the fees and expenses of any investment banker engaged by that party. The costs of printing and all filing fees pertaining to the Registration Statement shall be paid by Old Kent. The costs of printing and mailing the Prospectus and Proxy Statement shall be paid by First Evergreen.

     9.5 SPECIFIC ENFORCEMENT. The parties each agree that, consistent with the terms and conditions of this Plan of Merger, in the event of a breach by a party to this Plan of Merger, money damages will be inadequate and not susceptible of computation because of the unique nature of First Evergreen, First Evergreen Bank, and the Merger. Therefore, the parties each agree that a federal or state court of competent jurisdiction shall have authority, subject to the rules of law and equity, to specifically enforce the provisions of this Plan of Merger by injunctive order or such other equitable means as may be determined in the court's discretion.

     9.6 JURISDICTION; VENUE; JURY. Old Kent and First Evergreen each agree to the jurisdiction and venue of any state or federal court located in Kent County, Michigan. Old Kent and First Evergreen each hereby waive their right to a trial by jury.

     9.7 WAIVER. Any of the terms or conditions of this Plan of Merger may be waived in writing at any time by action taken by the board of directors of a party, a duly authorized committee thereof, or a duly authorized officer of such party. The failure of any party at any time or times to require performance of any provision of this Plan of Merger shall in no manner affect such party's right at a later time to enforce the same provision. No waiver by any party of any condition, or of the breach of any term, covenant, representation, or warranty contained in this Plan of Merger, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, covenant, representation, or warranty.

     9.8 NOTICES. All notices, requests, demands, and other communications under this Plan of Merger shall be in writing and shall be deemed to have been duly given if delivered or sent and received by a fax transmission (if receipt by the intended recipient is confirmed by telephone and if hard copy is delivered by overnight delivery service the next day), a hand delivery, or a nationwide overnight delivery service (all fees prepaid) to the following addresses:

     IF TO OLD KENT:                    WITH A COPY TO:

     Old Kent Financial Corporation     Warner Norcross & Judd LLP
     Attention:  Mary E. Tuuk           Attention: Gordon R. Lewis, Esq.
     111 Lyon Street N.W.               900 Old Kent Building
     Grand Rapids, Michigan 49503       111 Lyon Street, N.W.
     Fax:  (616) 771-4698               Grand Rapids, Michigan 49503-2489
                                        Fax: (616) 752-2500

     IF TO FIRST EVERGREEN:             WITH A COPY TO:

     First Evergreen Corporation        Ruff, Weidenaar & Reidy, Ltd.
     Attention: Kenneth J. Ozinga       Attention: William B. Weidenaar and
     3101 W. 95th Street                   Timothy S. Breems
     Evergreen Park, Illinois 60805     1 N. La Salle Street, Suite 4400
     Fax: (708) 499-7491                Chicago, Illinois 60602
                                        Fax: (312) 263-1345

                                        AND AN ADDITIONAL COPY TO:

                                        Silver, Freedman & Taff
                                        Attention: Barry P. Taff
                                        1100 New York Avenue
                                        Washington, D.C. 30005
                                        Fax: (202) 682-0354

     9.9 GOVERNING LAW. This Plan of Merger shall be governed, construed, and enforced in accordance with the laws of the State of Michigan, without regard to conflicts of law provisions.

     9.10 ENTIRE AGREEMENT. This Plan of Merger supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the agreements and documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter; except for matters set forth in any written instrument concurrently or contemporaneously executed by the parties. Neither party may assign any of its rights or obligations under this Plan of Merger to any other person.

     9.11 THIRD PARTY BENEFICIARIES. The terms and conditions of this Plan of Merger shall inure to the benefit of and be binding upon Old Kent and First Evergreen and their respective successors. Nothing in this Plan of Merger, express or implied, is intended to confer upon any person other than these parties any rights, remedies, obligations, or liabilities under or by reason of this Plan of Merger.

     9.12 COUNTERPARTS. This Plan of Merger may be executed in one or more counterparts, which taken together shall constitute one and the same instrument. Executed counterparts of this Plan of Merger shall be deemed to have been fully delivered and shall become legally binding if and when executed signature pages are received by fax from a party. If so delivered by fax, the parties agree to promptly send original, manually executed copies by nationwide overnight delivery service.

     9.13 FURTHER ASSURANCES; PRIVILEGES. Either party to this Plan of Merger shall, at the request of the other party, execute and deliver such additional documents and instruments and take such other actions as may be reasonably requested to carry out the terms and provisions of this Plan of Merger.

     9.14 HEADINGS, ETC. The article headings and section headings contained in this Plan of Merger are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan of Merger.

     9.15  CALCULATION OF DATES AND DEADLINES.   Unless otherwise
specified, any period of time to be determined under this Plan of Merger shall be deemed to commence at 12:01 a.m. on the first full day after the specified starting date, event, or occurrence. Any deadline, due date, expiration date, or period-end to be calculated under this Plan of Merger shall be deemed to end at 5 p.m. on the last day of the specified period. The time of day shall be determined with reference to the then current local time in Grand Rapids, Michigan.

     9.16 SEVERABILITY. If any term, provision, covenant, or restriction contained in this Plan of Merger is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Plan of Merger shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Plan of Merger to not achieve its essential purposes.


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                                     58

          In Witness Whereof, the undersigned parties hereto have duly executed and acknowledged this Plan of Merger as of the date first written above.


                              OLD KENT FINANCIAL CORPORATION


                              By /S/ DAVID J. WAGNER
                                 David J. Wagner
                                 Its Chairman of the Board, President, and
                                 Chief Executive Officer


                              FIRST EVERGREEN CORPORATION


                              By /S/ KENNETH J. OZINGA
                                 Kenneth J. Ozinga
                                 Its Chairman of the Board, President, and
                                 Chief Executive Officer





























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